EXECUTION COPY
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                               CSC HOLDINGS, INC.
                            -------------------------

                                 $1,400,000,000

                           SIXTH AMENDED AND RESTATED
                                CREDIT AGREEMENT

                            Dated as of May 28, 1998

                         TORONTO DOMINION (TEXAS), INC.

                 as Arranging Agent and as Administrative Agent

                              THE BANK OF NEW YORK
                             THE BANK OF NOVA SCOTIA
                     THE CANADIAN IMPERIAL BANK OF COMMERCE
                                NATIONSBANK, N.A.
                            THE CHASE MANHATTAN BANK

                               as Managing Agents

                        BANK OF MONTREAL, CHICAGO BRANCH
                                BARCLAYS BANK PLC
                                FLEET BANK, N.A.
                              ROYAL BANK OF CANADA

                                    as Agents

                                 BANQUE PARIBAS
                                 CREDIT LYONNAIS
                                BANKBOSTON, N.A.
                       THE FIRST NATIONAL BANK OF CHICAGO
                                MELLON BANK, N.A.
                        SOCIETE GENERALE, NEW YORK BRANCH

                                  as Co-Agents

                     THE CANADIAN IMPERIAL BANK OF COMMERCE
                            THE CHASE MANHATTAN BANK
                                NATIONSBANK, N.A.

                            as Co-Syndication Agents

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I

                       DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01   Certain Defined Terms..........................................2
Section 1.02   Accounting Terms and Determinations...........................22

                                   ARTICLE II

                           LOANS AND LETTERS OF CREDIT

Section 2.01   Loans.........................................................22
Section 2.02   Manner of Borrowing; Conversion and Continuation..............22
Section 2.03   Letters of Credit.............................................24
Section 2.04   Reductions and Changes of Commitments.........................26
Section 2.05   Commitment Fees...............................................28
Section 2.06   Notes.........................................................28
Section 2.07   Lending Offices...............................................29
Section 2.08   Several Obligations;  Remedies Independent....................29
Section 2.09   Use of Proceeds...............................................29

                                   ARTICLE III

                       PAYMENTS OF PRINCIPAL AND INTEREST

Section 3.01   Prepayments...................................................29
Section 3.02   Repayment of Loans............................................30
Section 3.03   Interest......................................................30

                                   ARTICLE IV

                PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

Section 4.01   Payments......................................................31
Section 4.02   Pro Rata Treatment............................................32
Section 4.03   Computations..................................................32
Section 4.04   Non-Receipt of Funds by Administrative Agent..................32
Section 4.05   Sharing of Payments, Etc......................................32

Section 4.06   Commercial Practices in Respect of Letters of Credit..........33
Section 4.07   No Reductions.................................................34
Section 4.08   Taxes.........................................................34

                                    ARTICLE V

                         YIELD PROTECTION AND ILLEGALITY

Section 5.01   Additional Costs in Respect of Loans..........................35
Section 5.02   Limitation on Types of Loans..................................37
Section 5.03   Illegality....................................................37
Section 5.04   Certain Conversions of Loans Pursuant to Section 5.01 or 5.03.37
Section 5.05   Compensation..................................................37
Section 5.06   Additional Costs in Respect of Letters of Credit..............38
Section 5.07   Replacement of Banks..........................................38

                                   ARTICLE VI

                                    GUARANTEE................................39

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

Section 7.01   Initial Loan or Syndicated Letter of Credit...................41
Section 7.02   Each Loan and Letter of Credit................................43

                                  ARTICLE VIII

                                 REPRESENTATIONS

Section 8.01   Existence and Power...........................................43
Section 8.02   Subsidiaries and Affiliates...................................43
Section 8.03   Authority; No Conflict........................................44
Section 8.04   Financial Condition...........................................44
Section 8.05   Litigation, Etc...............................................45
Section 8.06   Titles and Liens..............................................45
Section 8.07   Regulation U..................................................45
Section 8.08   Taxes.........................................................46
Section 8.09   Other Credit Agreements.......................................46
Section 8.10   Full Disclosure...............................................46

Section 8.11   No Default....................................................46
Section 8.12   Approval of Regulatory Authorities............................46
Section 8.13   Binding Agreements............................................47
Section 8.14   Franchises....................................................47
Section 8.15   Collective Bargaining Agreements..............................47
Section 8.16   Investments...................................................47

                                   ARTICLE IX

                           PARTICULAR COVENANTS OF THE
                     COMPANY AND THE RESTRICTED SUBSIDIARIES

Section 9.01   Financial Statements and Other Information....................47
Section 9.02   Taxes and Claims..............................................49
Section 9.03   Insurance.....................................................50
Section 9.04   Maintenance of Existence; Conduct of Business.................50
Section 9.05   Maintenance of and Access to Properties.......................50
Section 9.06   Compliance with Applicable Laws...............................50
Section 9.07   Litigation....................................................50
Section 9.08   Subsidiaries..................................................50
Section 9.09   Franchises....................................................51
Section 9.10   Interest Selection; Interest Swap Agreements..................51
Section 9.11   Indebtedness..................................................51
Section 9.12   Contingent Liabilities........................................52
Section 9.13   Liens.........................................................54
Section 9.14   Leases........................................................54
Section 9.15   Mergers, Acquisitions and Dispositions, Etc...................55
Section 9.16   Investments...................................................57
Section 9.17   Restricted Payments...........................................58
Section 9.18   Business......................................................58
Section 9.19   Transactions with Affiliates..................................59
Section 9.20   Amendments of Certain Instruments.............................59
Section 9.21   Issuance of Stock.............................................59
Section 9.22   Operating Cash Flow...........................................59
Section 9.23   Cash Flow Ratio...............................................60
Section 9.24   Certain Subsidiaries..........................................61
Section 9.25   Permitted Restricted Subsidiary Transactions..................61

                                    ARTICLE X

                                    DEFAULTS

Section 10.01  Events of Default.............................................61
Section 10.02  Cash Collateral Account.......................................64

                                   ARTICLE XI

                            THE ADMINISTRATIVE AGENT

Section 11.01  Appointment, Powers and Immunities............................64
Section 11.02  Reliance by Administrative Agent..............................65
Section 11.03  Defaults......................................................65
Section 11.04  Rights as a Bank..............................................65
Section 11.05  Indemnification...............................................65
Section 11.06  Non-Reliance on Administrative Agent and Other Banks..........66
Section 11.07  Failure to Act................................................66
Section 11.08  Resignation or Removal of Administrative Agent................66
Section 11.09  Agency Fee....................................................67

                                   ARTICLE XII

                                  MISCELLANEOUS

Section 12.01  No Waiver.....................................................67
Section 12.02  Notices.......................................................67
Section 12.03  Expenses, Etc.................................................67
Section 12.04  Letter of Credit Indemnification..............................68
Section 12.05  Amendments, Etc...............................................68
Section 12.06  Successors and Assigns........................................69
Section 12.07  Survival......................................................72
Section 12.08  Senior Indebtedness...........................................73
Section 12.09  Conditions to Effectiveness; Assignment.......................73
Section 12.10  Liability of General Partners and Other Persons...............73
Section 12.11  Counterparts..................................................73
Section 12.12  Waiver........................................................73
Section 12.13  Entire Agreement..............................................73
Section 12.14  Governing Law.................................................74
Section 12.15  Captions, Etc.................................................74
Section 12.16  Acceptance of Release of Rights of Guarantors.................74

Section 12.17  Authorization of Third Parties to Deliver Information
               and Discuss Affairs...........................................74

Schedule 1.01(i)    Adams-Russell Companies
Schedule 1.01(ii)   Franchise Holding Companies
Schedule 1.01(iii)  Guarantors
Schedule 1.01(iv)   Programming Companies
Schedule 1.01(v)    Restricted Subsidiaries
Schedule 1.01(vi)   Unrestricted Subsidiaries
Schedule 2.02(a)    Notice of Loans
Schedule 2.02(c)    Notice of Conversion or Continuation
Schedule 2.07       Applicable Lending Offices
Schedule 8.02       Affiliates
Schedule 8.03       Required Consents and Regulatory Approvals
Schedule 8.05       Existing Litigation
Schedule 8.14       Existing Franchises
Schedule 9.11       Existing Indebtedness
Schedule 9.12       Existing Guarantees
Schedule 9.13       Existing Liens
Schedule 9.16       Existing Investments
Schedule 9.17       Accretion Calculations for Series H and
                       Series M Preferred Stock
Schedule 12.02      Addresses for Notices

EXHIBIT A           Form of Note
EXHIBIT B           Form of Compliance Certificate
EXHIBIT C           Form of Subscribers' Certificate
EXHIBIT D(1)        Form of Certificate as to Quarterly Financial Statements
EXHIBIT D(2)        Form of Certificate as to Annual Financial Statements
EXHIBIT E           Form of Opinion of General Counsel to the Company and the
                       Restricted Subsidiaries
EXHIBIT F(1)        Form of Opinion of Special New York Counsel to the Company
                       and the Restricted Subsidiaries
EXHIBIT F(2)        Form of Opinion of Special New Jersey Counsel to the Company
                       and the Restricted Subsidiaries
EXHIBIT F(3)        Form of Opinion of Special FCC Counsel to the Company and
                       the Restricted Subsidiaries
EXHIBIT G           Form of Opinion of Special New York Counsel to the
                       Administrative Agent
EXHIBIT H           Form of Assignment and Acceptance Agreement

            SIXTH AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 28, 1998 among CSC HOLDINGS, INC. (formerly known as Cablevision Systems Corporation), a Delaware corporation (the "Company"), the Restricted Subsidiaries (as defined below) which are parties hereto, the Lenders which are parties hereto, together with their respective successors and assigns (the "Banks"), and TORONTO DOMINION (TEXAS), INC., as Arranging Agent and as Administrative Agent, THE BANK OF NEW YORK, THE BANK OF NOVA SCOTIA, THE CANADIAN IMPERIAL BANK OF COMMERCE, NATIONSBANK, N.A. and THE CHASE MANHATTAN BANK, as Managing Agents, BANK OF MONTREAL, CHICAGO BRANCH, BARCLAYS BANK, PLC, FLEET BANK, N.A., and ROYAL BANK OF CANADA, as Agents, BANQUE PARIBAS, CREDIT LYONNAIS, BANKBOSTON, N.A., THE FIRST NATIONAL BANK OF CHICAGO, MELLON BANK, N.A. AND SOCIETE GENERALE, NEW YORK BRANCH as Co-Agents and THE CANADIAN IMPERIAL BANK OF COMMERCE, THE CHASE MANHATTAN BANK and NATIONSBANK, N.A. as Co-Syndication Agents.

            WHEREAS, on September 5, 1996, the Company, certain of its subsidiaries named therein, the several banks whose names are set forth on the signature pages thereto, and Toronto Dominion (Texas), Inc., as Arranging Agent and as Administrative Agent, The Bank of New York, The Bank of Nova Scotia, The Canadian Imperial Bank of Commerce, NationsBank of Texas, N.A. and The Chase Manhattan Bank, as Agents, Bank of Montreal, Chicago Branch, Fleet Bank, N.A., Mellon Bank, N.A. and Royal Bank of Canada, as Co-Agents, The Bank of Nova Scotia and The Canadian Imperial Bank of Commerce, as Co-Syndication Agents, and The Bank of New York, as Documentation Agent, entered into a Fifth Amended and Restated Credit Agreement, as amended (such Fifth Amended and Restated Credit Agreement, as amended, being referred to herein as the "1996 Agreement");

            WHEREAS, the Company and the Restricted Subsidiaries are engaged in the business of developing, constructing, owning, acquiring, altering, repairing, financing, operating, maintaining, publishing, distributing, promoting and otherwise exploiting cable television systems and related businesses, including, without limitation, telecommunications services, data transmission and telephony activities; and

            WHEREAS, the Banks have extended credit to the Company, by the making of loans to the Company and the issuance of letters of credit for the account of the Company; the Company and the Guarantors have requested that the Total Commitment (as defined in the 1996 Agreement) be increased; and the proceeds of the extensions of credit hereunder are to be employed in accordance with Section 2.09 hereof, and each of the Guarantors expects to derive benefit, directly or indirectly, from such loans and letters of credit.

            NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE I

                       DEFINITIONS AND ACCOUNTING MATTERS

      Section 1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

            "1996 Agreement" shall have the meaning given to such term in the first "Whereas" clause of this Agreement.

            "1996 Banks" shall mean the "Banks" as defined in the 1996
Agreement.

            "Accumulated Funding Deficiency" shall mean an accumulated funding deficiency as defined in Section 302 of ERISA.

            "Adams-Russell Companies" shall mean, collectively, the Persons set forth on Schedule 1.01(i) hereto.

            "Additional Costs" shall have the meaning given to such term in
Section 5.01 hereof.

            "Administrative Agent" shall mean Toronto Dominion (Texas), Inc. in its capacity as administrative agent for the Banks hereunder and its successors in such capacity.

            "Affected Loans" shall have the meaning given to such term in
Section 5.04 hereof.

            "Affected Type" shall have the meaning given to such term in Section
5.04 hereof.

            "Affiliate" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person; and provided further that no individual shall be an Affiliate of a corporation or partnership solely by reason of his or her being an officer, director or partner of such entity, except in the case of a partner if his or her interests in such partnership shall qualify him or her as an Affiliate.

            "Aggregate Commitment" shall mean, at any time, as to each Bank, the sum of such Bank's Commitment, CMFRI Commitment and New York/New Jersey Commitment at such time.

            "Agreement" shall mean this Sixth Amended and Restated Credit Agreement, including all schedules and exhibits hereto, as the same may be amended, supplemented or modified from time to time.

            "Annualized Operating Cash Flow" shall mean, as at any date, an amount equal to Operating Cash Flow for the period of three complete consecutive calendar months ending on or most recently prior to such date, multiplied by four.

            "Applicable Lending Office" shall mean, with respect to each Bank, for each type of Loan, the lending office of such Bank (or of an affiliate of such Bank) designated for such type of Loan in Schedule 2.07 hereto or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Administrative Agent and the Company as the office by which its Loans of such type are to be made and maintained.

            "Applicable Margin" shall mean:

                  (a) With respect to Base Rate Loans, 0.250% at all times during any Applicable Period if the Cash Flow Ratio as at the end of the immediately preceding Quarter was greater than 6.00 to 1; 0.125% at all times during any Applicable Period if the Cash Flow Ratio as at the end of the immediately preceding Quarter was less than or equal to 6.00 to 1 and greater than 5.50 to 1; and 0.000% at all times during any Applicable Period if the Cash Flow Ratio as at the end of the immediately preceding Quarter was less than or equal to 5.50 to 1; and

                  (b) With respect to Eurodollar Loans, 1.125% at all times during any Applicable Period if the Cash Flow Ratio as at the end of the immediately preceding Quarter was greater than 6.00 to 1; 0.875% at all times during any Applicable Period if the Cash Flow Ratio as at the end of the immediately preceding Quarter was less than or equal to 6.00 to 1 and greater than 5.50 to 1; 0.750% at all times during any Applicable Period if the Cash Flow Ratio as at the end of the immediately preceding Quarter was less than or equal to 5.50 to 1 and greater than 5.00 to 1; 0.600% at all times during any Applicable Period if the Cash Flow Ratio as at the end of the immediately preceding Quarter was less than or equal to 5.00 to 1 and greater than 4.50 to 1; and 0.400% at all times during any Applicable Period if the Cash Flow Ratio as at the end of the immediately preceding Quarter was less than or equal to 4.50 to 1.

For purposes of this definition, the Cash Flow Ratio as at the end of any Quarter (the "Subject Quarter") shall be determined based upon (i) for the Quarter ended immediately prior to the Effective Date, the Compliance Certificate delivered in accordance with Section 7.01, and (ii) for each Subject Quarter commencing thereafter, (x) the Annualized Operating Cash Flow (as set forth in the Subscribers' Certificate delivered pursuant to Section 9.01(e) with respect to the second month of such Subject Quarter and (y) the aggregate outstanding principal amount of Indebtedness of CSC, the Restricted Subsidiaries and the New York/New Jersey Companies (as calculated in accordance with the definition of Cash Flow Ratio) as of the last day of such Subject Quarter (as certified by the Company to the Administrative Agent at the time of the delivery of such Subscribers' Certificate).

As used in this definition, "Applicable Period" shall mean the period from and including (i)(a) in the case of the first Applicable Period, the Effective Date and (b) in the case of each subsequent Applicable Period, the first day after the immediately preceding Applicable Period to but excluding (ii) the fifth Business Day of the next July, October, January or April (whichever occurs first) to occur thereafter.

            "Assignment and Acceptance" shall have the meaning given to such term in Section 5.07 hereof.

            "Bank Letters of Credit" shall have the meaning given such term in
Section 2.03(b) hereof.

            "Banks" shall have the meaning given to such term in the preamble to this Agreement.

            "Base Rate" shall mean, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                  (a) the rate of interest adopted by The Toronto-Dominion Bank (New York Branch), from time to time, as its reference rate for the determination of interest rates on loans of varying maturities in Dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by The Toronto-Dominion Bank (New York Branch) as its "prime rate," which rate is not necessarily The Toronto-Dominion Bank's lowest rate of interest; and

                  (b) the sum (adjusted to the nearest one-quarter of one percent (1/4 of 1%) or, if there is no nearest one-quarter of one percent (1/4 of 1%), to the next higher one-quarter of one percent (1/4 of 1%)) of
      (i) one-half of one percent (1/2 of 1%) per annum plus (ii) the Federal Funds Rate.

            "Base Rate Loans" shall mean Loans the interest rates on which are determined on the basis of rates referred to in the definition of "Base Rate" in this Section 1.01.

            "Business Day" shall mean any day on which commercial banks are not authorized or required to close in New York City or London.

            "Cablevision NYC MLP" shall mean Cablevision of New York City - Master LP, a New York limited partnership.

            "Capital Lease Obligations" shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under generally accepted accounting principles (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles (including such Statement No. 13).

            "Capital Maintenance Costs" shall mean, with respect to the Loans, Syndicated Letters of Credit (or participations therein) or Bank Letters of Credit of each Bank, any costs which such Bank determines are attributable to the maintenance by such Bank or any of its affiliates, pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority, whether in effect on the Effective Date or thereafter, of capital in respect of its maintaining Loans, Syndicated Letters of Credit or Bank Letters of Credit hereunder or its commitment to make Loans or issue or participate in Syndicated Letters of Credit or Bank Letters of Credit hereunder.

            "Cash Flow Ratio" shall mean, as at any date, the ratio of (i) the sum of the aggregate outstanding principal amount of all Indebtedness of the Company, the Restricted Subsidiaries and the New York/New Jersey Companies outstanding on such date (determined on a consolidated and, in respect of the New York/New Jersey Companies to the extent such companies are not Restricted Subsidiaries on such date, a combined basis) plus (but without duplication of Indebtedness supported by Syndicated Letters of Credit or Bank Letters of Credit) the aggregate undrawn face amount of all Syndicated Letters of Credit and Bank Letters of Credit outstanding on such date to (ii) Annualized Operating Cash Flow determined as at the last day of the month covered by the then most recent Subscribers' Certificate delivered to the Banks pursuant to Section 9.01(e) hereof, a copy of which has been delivered to the Administrative Agent (and any change in such ratio as a result of a change in the amount of Indebtedness or Syndicated Letters of Credit, or Bank Letters of Credit shall be effective as of the date such change shall occur and any change in such ratio as a result of a change in the amount of Annualized Operating Cash Flow shall be effective as of the date of receipt by the Administrative Agent of the Subscribers' Certificate reflecting such change). Notwithstanding the foregoing, for purposes of calculating the Cash Flow Ratio, (i) there shall be excluded from Indebtedness (A) the principal amount of any Indebtedness which would constitute an Investment but for the provision of clause (A) of the final paragraph of Section 9.16 hereof; (B) any deferred purchase price that would constitute Indebtedness in connection with any acquisition permitted by Section 9.15(b) to the extent that the Company's obligations in respect of such deferred purchase price consist solely of an agreement to deliver common stock of the Company; (C) all obligations under any Interest Swap Agreement; and (D)(x) all obligations under any Guarantee permitted under subparagraph (ix) of Section
9.12 hereof and (y) all obligations under any Guarantee permitted under subparagraph (x)(B) of Section 9.12 hereof so long as the obligations under such Guarantees referred to in this clause (y) are payable, solely at the option of the Company, in common stock of the Company; and (ii) if on the date of calculation there are no Loans outstanding, there shall be deducted from Indebtedness the aggregate amount of Cash On Hand of the Company and its Restricted Subsidiaries on the date of calculation.

            "Cash On Hand" of any Person at any time shall mean all cash held by such Person at such time and all Investments of such Person of the types specified in Section 9.16(i) or (ii) of this Agreement held at such time.

            "CMFRI" shall mean Cablevision MFR, Inc., a Delaware corporation.

            "CMFRI Agreement" shall mean the First Amended and Restated Credit Agreement, dated as of May 28, 1998, among CMFRI, the Company, the Guarantors that are parties thereto, the Banks that are parties thereto, Toronto Dominion (Texas), Inc., as Arranging Agent and as Administrative Agent, The Bank of New York, The Bank of Nova Scotia, The Canadian Imperial Bank of Commerce, NationsBank, N.A. and The Chase Manhattan Bank, as Managing Agents, Bank of Montreal, Chicago Branch, Barclays Bank PLC, Fleet Bank, N.A. and Royal Bank of Canada, as Agents, Banque Paribas, Credit Lyonnais, BankBoston, N.A., The First National Bank of Chicago, Mellon Bank, N.A. and Societe Generale, New York Branch, as Co-Agents, and The Bank of New York and The Bank of Nova Scotia, as Co-Syndication Agents, as amended and/or restated and in effect from time to time.

            "CMFRI Commitment" shall mean, as to each Bank, its "Commitment" as such term is used in the CMFRI Agreement (as the same may be reduced or otherwise adjusted from time to time as provided in the CMFRI Agreement).

            "CMFRI Commitment Fees" shall mean "Commitment Fees" as such term is used in the CMFRI Agreement.

            "CMFRI Loans" shall mean "Loans" as such term is used in the CMFRI Agreement.

            "CMFRI Specified Investments" shall mean "Specified Investments" as such term is used in the CMFRI Agreement.

            "CMFRI Total Commitment" shall mean at any time the "Total Commitment", as that term is used in the CMFRI Agreement (as the same may be reduced or otherwise adjusted from time to time as provided in the CMFRI Agreement).

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Commitment" shall mean, as to each Bank, the amount set forth opposite its name on the signature pages hereto under the heading "Commitment" or amount set forth on any Assignment and Acceptance (as the same may be reduced or otherwise adjusted from time to time as provided in this Agreement).

            "Commitment Fee" shall have the meaning given to such term in
Section 2.05 hereof.

            "Commitment Percentage" shall mean, as to each Bank at any time, the percentage obtained by dividing such Bank's Commitment by the Total Commitment.

            "Commitment Termination Date" shall mean the Quarterly Date falling on or nearest to March 31, 2007.

            "Company" shall have the meaning given to such term in the preamble to this Agreement.

            "Compliance Certificate" shall mean a certificate of a senior financial executive of the Company and of the New York/New Jersey Obligors in substantially the form of Exhibit B hereto.

            "Consolidated Cash Taxes" shall mean, for any period, the sum of all federal, state and local income and other taxes on operations paid during such period in respect of the operating revenues of the Company, the Restricted Subsidiaries, the New York/New Jersey Companies and all tax consolidated Unrestricted Subsidiaries taken as a whole, net of any actual reimbursements therefor received from any Unrestricted Subsidiaries.

            "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414(b) or 414(c) of the Code.

            "CSC Technology" shall mean CSC Technology, Inc., a Delaware corporation.

            "Debt Instruments" shall mean, collectively, the respective notes and debentures evidencing, and indentures and other agreements governing, any Indebtedness.

            "Default" shall mean an Event of Default or any other event which with notice and/or passage of time would become an Event of Default.

            "Dolan" shall mean Charles F. Dolan.

            "Dolan Family Interests" shall mean (i) any Dolan Family Member,
(ii) any trusts for the benefit of any Dolan Family Members, (iii) any estate or testamentary trust of any Dolan Family Member for the benefit of any Dolan Family Members, (iv) any executor, administrator, conservator or legal or personal representative of any Person or Persons specified in clauses (i), (ii) and (iii) above to the extent acting in such capacity on behalf of any Dolan Family Member or Members and not individually and (v) any corporation, partnership, limited liability company or other similar entity, in each case 80% of which is owned and controlled by any of the foregoing or combination of the foregoing.

            "Dolan Family Members" shall mean Dolan, his spouse, his descendants and any spouse of any of such descendants.

            "Dollars" and "$" shall mean lawful money of the United States of America.

            "Effective Date" shall have the meaning given to such term in
Section 12.09 hereof.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Affiliate" shall mean, when used with respect to a Plan, ERISA, the PBGC or a provision of the Code pertaining to employee benefit plans, any Person that is a member of any group of organizations within the meaning of Sections 414(b), (c), (m) or (o) of the Code of which the Company is a member.

            "Eurodollar Base Rate" shall mean, with respect to any Eurodollar Loan, for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the second Business Day prior to the first day of such Interest

Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period (rounded upward, if necessary, to the nearest 1/16 of 1%); provided that, if, for any reason, the Administrative Agent cannot determine the Eurodollar Base Rate for any Interest Period pursuant to the foregoing provisions of this definition, the Administrative Agent shall determine the Eurodollar Base Rate by using the offered rates of any three major banks active in the London interbank market selected by the Administrative Agent, but in all other respects in accordance with the foregoing provisions of this definition.

            "Eurodollar Loans" shall mean Loans the interest rates on which are determined on the basis of rates referred to in the definition of "Eurodollar Base Rate" in this Section 1.01.

            "Eurodollar Rate" shall mean, for any Eurodollar Loans for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined by the Administrative Agent to be equal to the Eurodollar Base Rate for such Loans for such Interest Period divided by 1 minus the Reserve Requirement for such Loans for such Interest Period.

            "Event of Default" shall mean any of the events described in Article X hereof.

            "Excluded Indebtedness" shall have the meaning given to such term in
Section 10.01(e) hereto.

            "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate quoted to The Toronto-Dominion Bank (New York Branch) on such day on such transactions with Federal funds brokers of recognized standing as may be determined by the Administrative Agent.

            "Franchise" shall mean a franchise, license or other authorization or right to construct, own, operate, promote and/or otherwise exploit any cable television system granted by the Federal Communications Commission (or any successor agency of the Federal government) or any state, county, city, town, village or other local governmental authority.

            "Franchise Holding Companies" shall mean the Persons set forth on
Schedule 1.01(ii) hereto and each other corporation which holds a Franchise as nominee of the Company or a Restricted Subsidiary.

            "Funding Costs" for any Bank shall mean, with respect to any Eurodollar Loan, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount paid, prepaid or converted or not borrowed or converted for the period from the date of such payment, prepayment or conversion or failure to borrow or convert to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow or convert, the Interest Period for such Loan which would have commenced on the date of such failure to borrow or convert) had such principal amount borne interest at the Eurodollar Rate applicable to such Loan over (ii) the interest component of the amount such Bank would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank).

            "Guarantee" shall have the meaning given to such term in Section
9.12 hereof.

            "Guarantors" shall mean the Persons set forth on Schedule 1.01(iii) hereto and each New Restricted Subsidiary required to become a Guarantor pursuant to Section 9.08 hereof.

            "Indebtedness" shall mean, as to any Person, Capital Lease Obligations of such Person and other indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase or acquisition price of property or services (and including, without limitation, obligations of such Person for property taxes and judgments and other awards giving rise to Permitted Liens described in clauses (ii) and
(iii) of the definition of "Permitted Liens" in this Section 1.01) other than accounts payable (other than for borrowed money) incurred in the ordinary course of business of such Person. Without limiting the generality of the foregoing, such term shall include (a) when applied to the Company, any Restricted Subsidiary and/or any New York/New Jersey Company, all obligations of the Company, any Restricted Subsidiary and/or any New York/New Jersey Company under Interest Swap Agreements and (b) when applied to the Company or any other Person, all Indebtedness of others Guaranteed by such Person.

            "Interest Period" shall mean:

            (a) With respect to any Eurodollar Loans, the period commencing on the date such Eurodollar Loans are made and ending on the same day in the first, second, third, sixth or, subject to availability from each Bank, twelfth calendar month thereafter, as the Company may select as provided in Section 2.02 hereof; and

            (b) With respect to any Base Rate Loans, the period commencing on the date such Base Rate Loans are made and ending on the next Quarterly Date thereafter.

Notwithstanding the foregoing: (i) no Interest Period may commence before and end after any Quarterly Date upon which the Commitments are to be reduced pursuant to Section 2.04(a) hereof unless, after giving effect thereto, the aggregate principal amount of the Loans having Interest Periods which end after such Quarterly Date shall be equal to or less than the amount to which the Commitments are to be reduced on such Quarterly Date pursuant to said Section 2.04(a); (ii) no Interest Period with respect to any Loan may end after the Commitment Termination Date; (iii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for Eurodollar Loans, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (iv) any Interest Period for a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month in which such Interest Period ends) shall, subject to clause (i) above, end on the last Business Day of a calendar month; and (v) no more than 24 Interest Periods for all Eurodollar Loans hereunder shall be in effect at the same time and, if the number of Interest Periods for Eurodollar Loans would otherwise be in excess of 24, additional Eurodollar Loans shall not be available hereunder.

            "Interest Swap Agreement" shall mean an interest rate swap, cap or collar agreement or similar arrangement among the Company, any Restricted Subsidiary and/or any New York/New Jersey Company and one or more banks or financial institutions providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations among the Company, such Restricted Subsidiary and/or such New York/New Jersey Company and such banks or financial institutions, either generally or under specific contingencies, as said agreement or arrangement shall be modified and supplemented and in effect from time to time.

            "Investments" shall have the meaning given to such term in Section
9.16 hereof.

            "Kalamazoo Sale" shall mean the sale of the Kalamazoo, Michigan cable system currently owned by Cablevision of Michigan, Inc. provided for in the letter of intent dated as of January 22, 1998 between TCI and the Company.

            "Leases" shall mean leases and subleases (excluding Capital Lease Obligations), licenses to use real and/or tangible personal property, easements and pole attachments and conduit or trench agreements and other rights to use telephone or utility poles, conduits or trenches.

            "Letter of Credit Liabilities" shall mean, at any time, the sum of
(i) the aggregate undrawn face amount of all Syndicated Letters of Credit outstanding at such time and (ii) the aggregate unpaid amount of all Reimbursement Obligations at the time due and payable in respect of previous drawings made under all Syndicated Letters of Credit.

            "Liens" shall have the meaning given to such term in Section 9.13 hereof.

            "Loans" shall mean Base Rate Loans and Eurodollar Loans made pursuant to Section 2.01 hereof.

            "Majority Banks" shall mean at any time, Banks having Commitments aggregating at least 51% of the amount of the Total Commitment.

            "Margin Stock" shall mean "margin stock" as defined in Regulation U.

            "Materially Adverse Effect" shall mean a materially adverse effect upon (i) the business, assets, financial condition or results of operations of the Company, the Restricted Subsidiaries and the New York/New Jersey Companies taken as a whole on a combined basis in accordance with generally accepted accounting principles, (ii) the ability of the Company and the Restricted Subsidiaries taken as a whole to perform the Obligations hereunder or (iii) the legality, validity, binding nature or enforceability of this Agreement.

            "Multiemployer Plan" shall mean a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

            "Net Cash Proceeds" shall mean proceeds received by the Company or any of the Restricted Subsidiaries in cash from (x) the sale or other disposition of property of the Company or any of the Restricted Subsidiaries or from the incurrence, issuance or sale of Indebtedness or capital stock of the Company or any of the Restricted Subsidiaries, in each case after deduction of the costs of, and any income, franchise, transfer or other tax liability arising from, such sale, disposition, incurrence or issuance or (y) a capital contribution in respect of the common stock of any class of the Company to the Company by the holder thereof. If any amount payable to the Company or any such Restricted Subsidiary in respect of any such sale, disposition, incurrence or issuance shall be or become evidenced by any promissory note or other negotiable or non-negotiable instrument, the cash proceeds received on any such note or instrument shall constitute Net Cash Proceeds.

            "New Common Stock" shall mean (x) any common stock of any class of the Company issued after the Effective Date or (y) any capital contribution to the Company in respect of the common stock of any class of the Company to the Company by the holder thereof made after the Effective Date.

            "New Preferred Stock" shall mean any preferred stock of the Company issued after the Effective Date, provided that pursuant to the terms thereof and of any provision of the Company's charter in respect thereof, such preferred stock is neither (i) redeemable, payable or required to be purchased or otherwise retired or extinguished in whole or in part (other than with common stock or other New Preferred Stock of the Company), or convertible into any Indebtedness of the Company, at a fixed or determinable date (whether by operation of a sinking fund or otherwise), at the option of any Person other than the Company or upon the occurrence of a condition not solely within the control of the Company (such as a redemption required to be made out of future earnings) nor (ii) convertible into preferred stock of the Company that may be so retired, extinguished or converted, in the case of clause (i) or (ii) above, at any time before the date that is two years after the Commitment Termination Date as in effect at the time of the issuance of such preferred stock.

            "New Restricted Subsidiary" shall mean any New Subsidiary designated as a Restricted Subsidiary pursuant to Section 9.08(b) and any Unrestricted Subsidiary redesignated as a Restricted Subsidiary pursuant to Section 9.08(c).

            "New Subordinated Debt" shall mean any Permitted Debt having terms of subordination no less favorable to the Banks than the terms of subordination of the Company's 9- 7/8% Senior Subordinated Debentures due 2023.

            "New Subsidiary" shall mean any Person which becomes a Subsidiary of the Company after the Effective Date.

            "New Unrestricted Subsidiary" shall mean any New Subsidiary deemed an Unrestricted Subsidiary pursuant to Section 9.08(a).

            "New York/New Jersey Agreement" shall mean the First Amended and Restated Credit Agreement, dated as of May 28, 1998, among CSC TKR, Inc., Cablevision of Brookhaven, Inc., Cablevision of Oakland, Inc., Cablevision of Paterson, Inc., CSC TKR I, Inc. and UA-Columbia Cablevision of Westchester, Inc., the Guarantors that are parties thereto, the Banks that are parties thereto, Toronto Dominion (Texas), Inc., as Arranging Agent and Administrative Agent, The Bank of New York, The Bank of Nova Scotia, The Canadian Imperial Bank of Commerce, NationsBank, N.A. and The Chase Manhattan Bank, as Managing Agents, Bank of Montreal, Chicago Branch, Barclays Bank PLC, Fleet Bank, N.A. and Royal Bank of Canada, as Agents, and Banque Paribas, Credit Lyonnais, BankBoston, N.A., The First National Bank of Chicago, Mellon Bank, N.A. and Societe Generale, New York Branch as Co-Agents, as amended and/or restated and in effect from time to time.

            "New York/New Jersey Commitment" shall mean, as to any Bank, its "Commitment" as such term is used in the New York/New Jersey Agreement (as the same may be reduced or otherwise adjusted from time to time as provided in the New York/New Jersey Agreement).

            "New York/New Jersey Companies" shall mean the New York/New Jersey Obligors and the New York/New Jersey Subsidiaries.

            "New York/New Jersey Loans" shall mean "Loans" as such term is used in the New York/New Jersey Agreement.

            "New York/New Jersey Obligors" shall mean the "Obligors" as such term is used in the New York/New Jersey Agreement.

            "New York/New Jersey Subsidiaries" shall mean the Subsidiaries of the New York/New Jersey Obligors.

            "New York/New Jersey Total Commitment" shall mean at any time the "Total Commitment" as such term is used in the New York/New Jersey Agreement (as the same may be reduced or otherwise adjusted from time to time as provided in the New York/New Jersey Agreement).

            "Non-US Bank" means a Person that is not a United States Person and that is not described in Section 881(c)(3) of the Code.

            "Notes" shall mean the promissory notes provided for by Section 2.06(a) hereof evidencing the Loans.

            "Obligations" shall mean, collectively, the obligations of the Company hereunder in respect of the principal of and interest on the Loans and in respect of Bank Letters of Credit, Letter of Credit Liabilities, and all obligations in respect of fees and other amounts payable by the Company hereunder.

            "Operating Cash Flow" shall mean, for any period, the following for the Company, the Restricted Subsidiaries and the New York/New Jersey Companies for such period, determined on a consolidated and, in respect of the New York/New Jersey Companies to the extent such companies are not Restricted Companies during such period, a combined basis in accordance with generally accepted accounting principles: (i) aggregate operating revenues minus (ii) aggregate operating expenses (including technical, programming, sales, selling, general administrative expenses and salaries and other compensation, in each case net of amounts allocated to Affiliates, paid to any general partner, director, officer or employee of the Company, any Restricted Subsidiary or any New York/New Jersey Company, but excluding interest, depreciation and amortization and compensation in respect of the Company's employee incentive stock programs (not to exceed in the aggregate for any calendar year 7% of the Operating Cash Flow for the Company and the Restricted Subsidiaries for the previous calendar year) and, to the extent otherwise included in operating expenses, any losses resulting from a write-off or writedown of Investments by the Company, any Restricted Subsidiary or any New York/New Jersey Company in Affiliates); provided, however, that for purposes of determining Operating Cash Flow for any period (A) there shall be excluded (x) all management fees paid to the Company, any Restricted Subsidiary or any New York/New Jersey Company during such period by any Unrestricted Subsidiary other than any such fees paid in cash to the extent not in excess of 3% of Operating Cash Flow for the Company, the Restricted Subsidiaries and the New York/New Jersey Companies as determined without including any such fees and (y) the amortization of deferred installation income and (B) Operating Cash Flow for such period shall be increased or (except for purposes of the calculations required by Section 9.15(a)(v)(B)) reduced, as the case may be, by the Operating Cash Flow of assets acquired or disposed of (including by means of any redesignation of any Subsidiary pursuant to Section 9.08(c)) by the Company, any Restricted Subsidiary or any New York/New Jersey Company on or after the first day of such period, determined on a pro forma basis reasonably satisfactory to the Administrative Agent (it being agreed that it shall be satisfactory to the Administrative Agent that such pro forma calculations may be based upon generally accepted accounting principles as applied in the preparation of the financial statements for the Company or such New York/New Jersey Company, as the case may be, delivered in accordance with Section 9.01 hereof rather than as applied in the financial statements of the company whose assets were acquired and may include, in the Company's discretion, a reasonable estimate of savings under existing contracts resulting from any such acquisitions), as though the Company, such Restricted Subsidiary or such New York/New Jersey Company acquired or disposed of such assets on the first day of such period.

            "Parent Corp." shall mean Cablevision Systems Corp., a Delaware corporation.

            "Participation Agreement" shall have the meaning given to such term in Section 12.06(c) hereof.

            "Payor" shall have the meaning given to such term in Section 4.04 hereof.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

            "Permitted Debt" shall mean any Indebtedness incurred, issued or sold by the Company after the Effective Date, provided that:

                  (i) such Indebtedness (A) shall be unsecured, (B) shall have a commercially reasonable interest rate (which rate shall be deemed commercially reasonable if such Indebtedness is sold by a member of the National Association of Securities Dealers, Inc. in an underwritten offering or on a 'best efforts' basis), (C) shall be neither (1) redeemable, payable or required to be purchased or otherwise retired or extinguished in whole or in part at a fixed or determinable date (whether by operation of a sinking fund or otherwise), at the option of any Person other than the Company or upon the occurrence of a condition not solely within the control of the Company (such as a redemption required to be made out of future earnings) nor (2) convertible into any other Indebtedness or capital stock of the Company that may be so retired, extinguished or converted, in the case of clause (1) or (2) above, at any time before the date that is one year after the Commitment Termination Date as in effect at the time of the incurrence, issuance or sale of such Indebtedness and (D) shall have terms and conditions no more restrictive or burdensome than the terms and conditions of the Company's Senior Debentures due 2009 in an aggregate principal amount of $300,000,000 issued on or about August 21, 1997; and

                  (ii) at the time of and immediately after giving effect to the incurrence, issuance or sale of such Indebtedness, no Default shall have occurred and be continuing, and the Company shall have so certified to the Administrative Agent;

            and provided further, that the Company shall (i) prior to the issuance of any such Indebtedness, provide notice to the Administrative Agent of the proposed issuance thereof and of the use of the proceeds thereof and (ii) as soon as available, provide to the Administrative Agent copies of the Debt Instruments governing such Indebtedness.

            "Permitted Liens" shall mean, with respect to any Person: (i) pledges or deposits by such Person under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or Leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. Government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent; (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be prosecuting appeal or other proceedings for review (and as to which all foreclosures and other enforcement proceedings shall have been fully bonded or otherwise effectively stayed); (iii) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings (and as to which all foreclosures and other enforcement proceedings shall have been fully bonded or otherwise effectively stayed); (iv) Liens in favor of issuers of performance bonds issued pursuant to the request of and for the account of such Person in the ordinary course of its business; (v) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of such Person; or
(vi) any Lien on any Margin Stock.

            "Permitted Restricted Subsidiary Transaction" shall mean any transaction by which any Restricted Subsidiary shall (i) pay dividends or make any distribution on its capital stock or other equity securities or pay any of its Indebtedness owed to any other Restricted Subsidiaries, (ii) make any loans or advances to any other Restricted Subsidiaries or (iii) transfer any of its properties or assets to, or merge or consolidate with or into, any other Restricted Subsidiaries.

            "Person" shall mean an individual, a corporation, a partnership, a limited liability company, a joint venture or adventure, a trust or estate or unincorporated organization, a joint stock company or other similar organization, a government or any political subdivision thereof, or any other legal entity.

            "Plan" shall mean, at any time, an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by the Company or an ERISA Affiliate or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Company or an ERISA Affiliate is then making or accruing an obligation to make contributions or has within the preceding six plan years made contributions.

            "Pole Rental Leases" shall mean Leases under which the Company and the Restricted Subsidiaries have the right to use telephone or utility poles, conduits or trenches for the purpose of supporting or housing cables of the respective systems.

            "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount payable by the Company under this Agreement which is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full equal to 2% above the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans; provided that, if such amount in default is principal of a Eurodollar Loan and the due date is a day other than the last day of an Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period commencing on the due date and ending on the last day of the Interest Period therefor, 2% above the interest rate for such Loan for such Interest Period as provided in Section 3.03 hereof, and thereafter the rate provided for above in this definition and; provided further, that if such amount in default is any Reimbursement Obligation, the "Post-Default Rate" for such Reimbursement Obligation shall be a rate per annum equal to 2 and 3/4% above the Base Rate as in effect from time to time.

            "Programming Companies" shall mean, collectively, the Persons set forth on Schedule 1.01(iv) hereto, and any New Unrestricted Subsidiary designated as a Programming Company.

            "Prohibited Transaction" shall mean a transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under
Section 4975 of the Code or Section 408 of ERISA.

            "Proposed Bank" shall have the meaning given to such term in Section 12.06(h) hereof.

            "Quarter" shall mean a fiscal quarterly period of the Company.

            "Quarterly Dates" shall mean the last day of each March, June, September and December, the first of which shall be on June 30, 1998, provided that, if any such day is not a Business Day, the relevant Quarterly Date shall be the next succeeding Business Day.

            "Reduction Amount" shall have the meaning given to such term in
Section 2.04(a) hereof.

            "Refunding Proceeds" shall mean, with respect to any New Subordinated Debt, any New Preferred Stock or any New Common Stock of the Company, (i) an amount equal to up to 100% of the Net Cash Proceeds thereof, but only to the extent that the Company purchases, acquires, redeems, retires, pays or prepays Subordinated Debt or preferred stock of the Company with such Net Cash Proceeds immediately upon receipt thereof or (ii) the proceeds of Loans reborrowed by the Company in an aggregate amount not to exceed other Loans that were prepaid with the Net Cash Proceeds of such New Subordinated Debt, New Preferred Stock or New Common Stock (less the amount of any such Net Cash Proceeds constituting Refunding Proceeds by reason of clause (i) above), but, in each case, only to the extent that the Company purchases, acquires, redeems, retires, pays or prepays Subordinated Debt or preferred stock of the Company with such reborrowed amounts.

            "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

            "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

            "Regulatory Change" shall mean, with respect to any Bank, any change on or after the Effective Date in United States Federal, state or foreign laws or regulations (including Regulation D) or the adoption or making on or after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States Federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

            "Reimbursement Obligations" shall mean the obligations of the Company then outstanding to reimburse the Banks for the amount paid by the Banks in respect of any drawing under a Syndicated Letter of Credit.

            "Reportable Event" shall mean (i) any of the events set forth in
Section 4043(b) (other than a Reportable Event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations), 4068(f) or 4063(a) of ERISA or the regulations thereunder, (ii) an event requiring the Company or any ERISA Affiliate to provide security to a Plan under Section 401(a)(29) of the Code and
(iii) any failure to make payments required by Section 412(m) of the Code if such failure continues for 30 days following the due date for any required installment.

            "Required Payment" shall have the meaning given to such term in
Section 4.04 hereof.

            "Required Principal Payments" shall mean for any period an amount equal to the aggregate of (i) the excess, if any, of the aggregate amount of Loans and Letter of Credit Liabilities outstanding at the beginning of such period over the Total Commitment at the end of such period and (ii) the excess, if any, of the aggregate amount of CMFRI Loans and New York/New Jersey Loans outstanding at the beginning of such period over the aggregate amount of the CMFRI Total Commitment and the New York/New Jersey Total Commitment at the end of such period.

            "Reserve Requirement" shall mean, for any Eurodollar Loans of any Bank for any Interest Period, the rate at which such Bank actually is required to maintain reserves (including any marginal, supplemental or emergency reserves) during such Interest Period under Regulation D against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves actually required to be maintained by such Bank by reason of any Regulatory Change against (A) any category of liabilities which includes deposits by reference to which the Eurodollar Base Rate for such Eurodollar Loans is to be determined as provided in the definition of "Eurodollar Base Rate" in this
Section 1.01 or (B) any category of extensions of credit or other assets which include Eurodollar Loans.

            "Restricted Payments" shall mean direct or indirect distributions, dividends or other payments by the Company or any Restricted Subsidiary on account of (including, without limitation, sinking fund or other payments on account of the redemption, retirement, purchase or acquisition of) any general or limited partnership or joint venture interest in, or any capital stock of, the Company or such Restricted Subsidiary, as the case may be (whether made in cash, property or other obligations), other than (i) any such distributions, dividends and other payments made by the Company or one Restricted Subsidiary to the Company or another Restricted Subsidiary in respect of such interest in or stock of the former held by the latter, (ii) distributions of any or all of the stock of the Adams-Russell Companies or RMHI or (iii) dividends, distributions and other payments made by Cablevision NYC MLP or Cablevision of Brookline Limited Partnership to all of the respective partners thereof pro rata in respect of their interests therein, provided that no change (other than a change resulting from the redemption of Dolan's interests therein) in (A) the ownership by such partners of Cablevision NYC MLP or Cablevision of Brookline Limited Partnership, as the case may be, or (B) the rights of such partners to receive such payments shall have occurred since the Effective Date.

            "Restricted Subsidiaries" shall mean the Persons set forth on
Schedule 1.01(v) hereto and any New Restricted Subsidiary, provided that any Restricted Subsidiary redesignated as an Unrestricted Subsidiary pursuant to and in compliance with Section 9.08(c) shall cease to be a Restricted Subsidiary.

            "RMHI" shall mean RMHI Rainbow Media Holdings, Inc., a New York corporation.

            "Scheduled Reduction Date" shall have the meaning given to such term in Section 2.04(a) hereof.

            "SEC Reports" shall mean the Form 10-K Annual Report of the Company for the fiscal year ended December 31, 1997 and the Form 10-Q Quarterly Report of the Company for the period ended March 31, 1998.

            "Specified Investments" shall mean any Investment or series of related Investments by the Company or any of the Restricted Subsidiaries in an aggregate amount, when added with all CMFRI Specified Investments (without duplication), for all such Investments not in excess of $100,000,000 in businesses engaged primarily in the provision of video on demand, cable modem or residential telephony services and other closely related businesses.

            "Subordinated Debt" shall mean (i) $150,000,000 principal amount of the Company's 9 7/8% Senior Subordinated Debentures due 2023, (ii) $200,000,000 principal amount of the Company's 9 7/8% Senior Subordinated Debentures due 2013, (iii) $150,000,000 principal amount of the Company's 9 7/8% Senior Subordinated Notes due 2006, (iv) $250,000,000 principal amount of the Company's 10 1/2% Senior Subordinated Debentures due 2016, (v) $300,000,000 principal amount of the Company's 9 1/4% Senior Subordinated Notes due 2005, (vi) any New Subordinated Debt and (vii) any other Indebtedness of the Company incurred after the Effective Date that is subordinated to all Obligations and obligations of the Company in respect of Interest Swap Agreements.

            "Subscribers' Certificate" shall mean a certificate of a senior financial executive of the Company and the New York/New Jersey Obligors in substantially the form of Exhibit C hereto.

            "Subsidiary" shall mean, with respect to any Person, any corporation, partnership, joint venture or adventure, limited liability company, trust or estate:

                  (a) in the case of a corporation, of which a majority of the outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency);

                  (b) in the case of a partnership or joint venture, in which such Person is a general partner or joint venturer or of which a majority of the partnership or other ownership interests;

                  (c) in the case of a limited liability company, of which a majority of the ownership interests; or

                  (d) in the case of a trust or estate, the beneficial interest of which is at the time directly or indirectly owned by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

            "Syndicated Letters of Credit" shall have the meaning given to such term in Section 2.03(a) hereof.

            "Syndicated Letters of Credit Commitment" shall have the meaning given to such term in Section 2.03(a)(i) hereof.

            "Tax" means any Federal, State or foreign tax, assessment or other governmental charge (including any withholding tax) upon a Person or upon its assets, revenues, income or profits.

            "TCI Acquisition" shall mean the transactions contemplated by the TCI Acquisition Documents, other than the Second-Tier Reorganization (as defined in and contemplated by the Master Reorganization Agreement referred to in the definition of "TCI Acquisition Documents" herein).

            "TCI Acquisition Documents" shall mean (i) the Amended and Restated Contribution and Merger Agreement, dated as of June 6, 1997, by and among the Company, Parent Corp., CSC Merger Corporation and TCI Communications, Inc., (ii) the Master Reorganization Agreement, dated as of March 3, 1998, among Parent Corp. and the Company, and (iii) the Assignment and Assumption Agreement, dated as of March 4, 1998, by and among Parent Corp., CSC TKR, Inc., CSC TKR I, Inc., Cablevision of Oakland, Inc., Cablevision of Brookhaven, Inc. and Cablevision of Paterson, Inc.

            "TD" shall mean The Toronto-Dominion Bank.

            "Termination Event" shall mean (i) a Reportable Event, (ii) the termination of a Plan, or the filing of a notice of intent to terminate a Plan, or the treatment of a Plan amendment as a termination under Section 4041(c) of ERISA, (iii) the institution of proceedings to terminate a Plan under Section 4042 of ERISA or (iv) the appointment of a trustee to administer any Plan under
Section 4042 of ERISA.

            "Total Available Commitment" shall mean, as of any date, the Total Commitment as of such date minus an amount equal to the excess of (i) the aggregate Net Cash Proceeds to be used as specified in all notices given by the Company to the Administrative Agent in accordance with Sections 2.04(c) hereof over (ii) the sum of (x) the aggregate amount of all reductions of the Total Commitment required by reason of the provisos to Section 2.04(c) with respect to such Net Cash Proceeds and (y) the aggregate amount of Loans (including the Loans requested to be made on such date) the proceeds of which have been or, upon the making thereof, will be used for the purposes specified in such notices in accordance with such Sections.

            "Total Commitment" shall mean at any time the aggregate amount of the Commitments of all the Banks (as the same may be reduced or otherwise adjusted from time to time as provided in this Agreement).

            "Total Debt Expense" shall mean, for any period, Total Interest Expense for such period plus an amount equal to the aggregate amount of Required Principal Payments for such period and all other scheduled payments of principal on other Indebtedness of the Company, the Restricted Subsidiaries and the New York/New Jersey Companies (on a consolidated and, in respect of the New York/New Jersey Companies to the extent such companies are not Restricted Subsidiaries during such period, a combined basis) during such period (including, but not limited to, the principal portion paid with respect to Capital Lease Obligations, but excluding (i) scheduled payments of principal on Subordinated Debt to the extent such payments are made with Refunding Proceeds or, solely in the case of any payments of principal of the Company's 9 1/4% Senior Subordinated Debentures due 2005 in an aggregate principal amount of $300,000,000 or the Company's 9 7/8% Senior Subordinated Debentures due 2006 in an aggregate principal amount of $150,000,000 at the final maturity thereof, the Net Cash Proceeds of Permitted Debt, (ii) all obligations under any Guarantee permitted under subparagraph (ix) of Section 9.12 hereof, and (iii) all obligations under any Guarantee permitted under subparagraph (x)(B) of Section
9.12 hereof to the extent the obligation under any such Guarantee was paid in common stock of the Company); provided that, for purposes of determining Total Debt Expense for any period, there shall be included or excluded, as the case may be, all scheduled payments of principal (other than Required Principal Payments) during such period on Indebtedness of the Company, any Restricted Subsidiary or any New York/New Jersey Company in respect of assets acquired or disposed of (including by means of any redesignation of any Subsidiary pursuant to Section 9.08(c)) by the Company, such Restricted Subsidiary or such New York/New Jersey Company on or after the first day of such period, determined on a pro forma basis reasonably satisfactory to the Administrative Agent (it being agreed that it shall be satisfactory to the Administrative Agent that such pro forma calculations may be based upon generally accepted accounting principles as applied in the preparation of the financial statements for the Company or such New York/New Jersey Company, as the case may be, delivered in accordance with
Section 9.01 hereof rather than as applied in the financial statements of the company whose assets were acquired and may include, in the Company's discretion, a reasonable estimate of savings under existing contracts resulting from any such acquisitions), as though the Company, such Restricted Subsidiary or such New York/New Jersey Company acquired or disposed of such assets on the first day of such period.

            "Total Fixed Charges" shall mean, for any period, Total Debt Expense for such period plus (i) all dividends and other distributions in respect of preferred stock of the Company during such period (other than to the extent any such dividends and distributions are paid in New Common Stock or New Preferred Stock) and (ii) all payments on account of the redemption, retirement or extinguishment in whole or in part (whether by operation of a sinking fund or otherwise) of any preferred stock of the Company, excluding any such payments to the extent made with Refunding Proceeds and any such payments made in respect of the Company's Series H Preferred Stock or Series M Preferred Stock to the extent permitted by Section 9.17(vii).

            "Total Interest Expense" shall mean, for any period, the sum of (i) the aggregate amount of interest accrued during such period in respect of Indebtedness (including the interest component of rentals in respect of Capital Lease Obligations and including, without duplication, discount in respect of Subordinated Debt and Permitted Debt) of the Company and the Restricted Subsidiaries and the New York/New Jersey Companies (determined on a consolidated and, in respect of the New York/New Jersey Companies to the extent such companies are not Restricted

Subsidiaries during such period, a combined basis), other than (x) obligations under any Guarantee permitted under subparagraph (ix) of Section 9.12 hereof, and (y) obligations under any Guarantee permitted under subparagraph (x)(B) of
Section 9.12 hereof to the extent that such obligation was paid in common stock of the Company, (ii) the aggregate amount of fees accrued in respect of the Syndicated Letters of Credit and Bank Letters of Credit hereunder during such period and (iii) the aggregate amount of Commitment Fees accrued hereunder and CMFRI Commitment Fees accrued under the CMFRI Agreement and the New York/New Jersey Commitment Fees accrued under the New York/New Jersey Agreement during such period. For purposes hereof, the amount of interest accrued in respect of Indebtedness for any period (A) shall be increased (to the extent not already treated as interest expense or income, as the case may be) by the excess, if any, of amounts payable by the Company, any Restricted Subsidiary and/or any New York/New Jersey Company arising under any Interest Swap Agreements during such period over amounts receivable by the Company, any Restricted Subsidiary and/or any New York/New Jersey Company thereunder (or reduced by the excess, if any, of such amounts receivable over such amounts payable) and interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with generally accepted accounting principles (including Statement of Financial Accounting Standards No. 13) and (B) shall be increased or reduced, as the case may be, by the amount of interest accrued during such period in respect of Indebtedness of the Company or any Restricted Subsidiary or any New York/New Jersey Company in respect of assets acquired or disposed of (including by means of any redesignation of any Subsidiary pursuant to Section 9.08(c)) by the Company or such Restricted Subsidiary or such New York/New Jersey Company on or after the first day of such period, determined on a pro forma basis reasonably satisfactory to the Administrative Agent (it being agreed that it shall be satisfactory to the Administrative Agent that such pro forma calculations may be based upon generally accepted accounting principles as applied in the preparation of the financial statements for the Company or such New York/New Jersey Company, as the case may be, delivered in accordance with
Section 9.01 hereof rather than as applied in the financial statements of the company whose assets were acquired and may include, in the Company's discretion, a reasonable estimate of savings under existing contracts resulting from any such acquisitions), as though the Company or such Restricted Subsidiary or such New York/New Jersey Company acquired or disposed of such assets on the first day of such period.

            "UCP" shall mean the Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No. 500, as the same may be amended and in effect from time to time.

            "United States Person" means a corporation, partnership or other entity created, organized or incorporated under the laws of the United States of America or a State thereof (including the District of Columbia).

            "Unrestricted Subsidiaries" shall mean the Persons set forth on
Schedule 1.01(vi) hereto and any New Unrestricted Subsidiaries, provided that any Unrestricted Subsidiary redesignated by the Company as a Restricted Subsidiary pursuant to and in compliance with Section 9.08(c) shall cease to be an Unrestricted Subsidiary.

      Section 1.01 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect on December 31, 1997, applied on a consolidated basis consistent with the audited financial statements of the Company referred to in Section 8.04 hereof. When any definition involving the New York/New Jersey Companies (prior to such companies becoming Restricted Subsidiaries) requires calculations on a combined basis, such calculations shall eliminate any intercompany items as between the Company, the Restricted Subsidiaries and the New York/New Jersey Companies. To enable the ready determination of compliance by the Company and the Restricted Subsidiaries with the various covenants set forth in Article IX hereof, the Company agrees to cause the fiscal year of itself, each Restricted Subsidiary and each New York/New Jersey Company to end each year on December 31 and the first three Quarters for each such Person in each year to end on March 31, June 30 and September 30, respectively.

                                   ARTICLE II

                           LOANS AND LETTERS OF CREDIT

      Section 2.01 Loans. Each Bank severally agrees, on the terms and conditions set forth in this Agreement:

            (a) The Loans. On or after the Effective Date, to make one or more Loans to the Company from time to time on any Business Day prior to the Commitment Termination Date in an aggregate principal amount not to exceed at any time outstanding such Bank's Commitment, provided that at no time shall the aggregate outstanding principal amount of all Loans, together with the aggregate outstanding principal amount of the Letter of Credit Liabilities, exceed the Total Available Commitment.

            (b) Types of Loans. The Loans, at the option of the Company, may be made as, and from time to time continued as or converted into, Base Rate Loans or Eurodollar Loans of any permitted type, or any combination thereof; provided, however, that each borrowing of Loans shall be in an aggregate amount equal to $500,000 or an integral multiple of $250,000 in excess thereof.

      Section 2.02 Manner of Borrowing; Conversion and Continuation. (a) Notice of Borrowing. The Company shall give the Administrative Agent (which shall promptly notify the Banks) notice of each borrowing of Loans hereunder substantially in the form of Schedule 2.02(a) hereto, which notices shall be irrevocable and effective only upon receipt by the Administrative Agent, shall specify the aggregate amount, the type or types and date of the Loans to be borrowed and (in the case of Eurodollar Loans) the duration of the Interest Period therefor and shall be given not later than 11:00 a.m. New York time on the day which is not less than the number of Business Days prior to the date of such borrowing specified below:

                  Type                               Number of Business Days
                  ----                               -----------------------
                  Base Rate Loan                              0
                  Eurodollar Loan                             3

Notwithstanding the foregoing, any notice given by the Company to the Administrative Agent under this Section 2.02(a) may be given orally by telephone and confirmed in writing within one Business Day. In the case of any discrepancies between oral and written notices received by the Administrative Agent, the oral notice shall be effective as understood in good faith by the Administrative Agent.

            (b) Funding. Not later than 1:00 p.m. New York time on the date specified for each borrowing hereunder, each Bank shall make available the amount of the Loan to be made by it on such date to the Administrative Agent in immediately available funds, for the account of the Company. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company designated by the Company or by wiring the same, in immediately available funds, to any account specified by the Company in its notice of borrowing.

            (c) Conversion and Continuation. (i) All or any part of the principal amount of any Loan may, on any Business Day, be converted into another type or types of Loan, except that Eurodollar Loans may be converted only on the last day of the applicable Interest Period.

                  (ii) Base Rate Loans shall continue as Base Rate Loans unless and until such Loans are converted into Eurodollar Loans of any type. Each Eurodollar Loan shall continue as a Eurodollar Loan until the end of the then current Interest Period therefor, at which time it shall be automatically converted into a Base Rate Loan unless the Company shall have given the Administrative Agent notice in accordance with Section 2.02(c)(iv) hereof requesting either that such Eurodollar Loan continue as a Eurodollar Loan of such type for another Interest Period or that such Eurodollar Loan be converted into a Eurodollar Loan of another type at the end of such Interest Period.

                  (iii) Notwithstanding anything to the contrary contained in
Section 2.02(c)(i) or (ii) hereof, during an Event of Default, the Administrative Agent shall, at the direction of the Majority Banks, notify the Company that Loans may only be converted into or continued as Loans of certain specified types and, thereafter, until no Event of Default shall continue to exist, Loans may not be converted into or continued as Loans of any type other than one or more of such specified types.

                  (iv) The Company shall give the Administrative Agent (which shall promptly notify the Banks) notice of each conversion or continuation of Loans hereunder substantially in the form of Schedule 2.02(c) hereto, which notices shall be irrevocable and effective only upon receipt by the Administrative Agent, shall specify (x) the aggregate amount and the type of the Loans to be converted or continued and (in the case of Eurodollar Loans) the duration of the Interest Period therefor, (y) the requested date of such conversion or continuation and (z) the amount and type or types of Loans into which such Loans are to be converted or as which such Loans are to be continued, and shall be given not later than 11:00 a.m. New York time on the day which is not less than the number of Business Days prior to the date of such conversion or continuation into or as the type of Loans specified below:

                        Type                      Number of Business Days
                        ----                      -----------------------
                  Base Rate Loan                              0
                  Eurodollar Loan                             3

Notwithstanding the foregoing, any notice given by the Company to the Administrative Agent under this Section 2.02(c)(iv) may be given orally by telephone and confirmed in writing within one Business Day. In the case of any discrepancies between oral and written notices received by the Administrative Agent, the oral notice shall be effective as understood in good faith by the Administrative Agent.

      Section 2.03 Letters of Credit. (a) Syndicated Letters of Credit. Subject to the terms and conditions hereof, TD shall issue for the account of the Company one or more letters of credit (the "Syndicated Letters of Credit"). The following provisions shall apply to the Syndicated Letters of Credit:

                  (i) The Syndicated Letters of Credit Commitment shall be an amount equal to the lesser of (x) $60,000,000 less the aggregate amount of Reimbursement Obligations then outstanding and (y) the Total Available Commitment less the aggregate principal amount of the Loans and Reimbursement Obligations then outstanding.

                  (ii) The Syndicated Letters of Credit (A) shall each have a minimum face amount at least equal to $25,000, (B) shall have an aggregate undrawn face amount not in excess of the Syndicated Letters of Credit Commitment, (C) shall each have a term not in excess of one year, (D) may, at the sole option of TD, be renewable, (E) shall not extend beyond the Commitment Termination Date and (F) shall be utilized for general business purposes.

                  (iii) The Company shall give the Administrative Agent at least five Business Days' prior notice (effective upon receipt) specifying the date each Syndicated Letter of Credit is to be issued and attaching a completed form of such Syndicated Letter of Credit and a description of the nature of the transactions proposed to be supported thereby. Upon the issuance of each Syndicated Letter of Credit, the Administrative Agent shall notify each Bank of the contents thereof.

                  (iv) Upon the date of issuance of each Syndicated Letter of Credit, TD shall be deemed, without further action by any party hereto, to have sold to each Bank, and each Bank shall be deemed, without further action by any party hereto, to have purchased from TD an undivided and continuing participation, to the extent of such Bank's Commitment Percentage, in such Syndicated Letter of Credit.

                  (v) Upon receipt from the beneficiary of any Syndicated Letter of Credit of any demand for payment under such Syndicated Letter of Credit, TD shall promptly notify the Company as to the amount to be paid as a result of such demand and the respective payment date.

                  (vi) Each Bank shall promptly, upon demand by TD, remit to TD, through the Administrative Agent, its pro rata share of the payment made by TD together with interest thereon for each day from the day of demand through the day of payment at a rate equal to the Federal Funds Rate. TD shall promptly remit to each Bank, through the Administrative Agent, such Bank's pro rata share of any payment received by TD to the extent that such Bank has reimbursed TD in accordance with this clause (vi).

                  (vii) The Company shall not later than noon New York time on the date of payment of each drawing, reimburse TD, through the Administrative Agent, for any amounts paid by TD under any Syndicated Letter of Credit.

                  (viii) The Company will pay to the Administrative Agent for the account of each Bank a letter of credit fee on such Bank's Commitment Percentage of the daily average undrawn face amount of each Syndicated Letter of Credit for the period from and including the date of issuance thereof to and including the date of expiration or termination thereof at a rate per annum equal to the Applicable Margin which would then be in effect for Eurodollar Loans, such fee to be paid quarterly in arrears on each Quarterly Date.

                  (ix) On each day during the period commencing with the issuance by TD of any Syndicated Letter of Credit and until such Syndicated Letter of Credit shall have expired or been terminated, the Commitment of each Bank shall be deemed to be utilized for all purposes hereof in an amount equal to such Bank's Commitment Percentage of the then undrawn face amount of such Syndicated Letter of Credit.

                  (x) The issuance by TD of each Syndicated Letter of Credit shall, in addition to the conditions precedent set forth in Sections 7.01 and 7.02 hereof, be subject to the conditions precedent that such Syndicated Letter of Credit shall be completed in such form as shall be satisfactory to TD in its sole discretion and that the Company shall have executed and delivered such other instruments and agreements relating to such Syndicated Letter of Credit as TD shall have requested.

                  (xi) Each of the parties hereto hereby agrees that the Syndicated Letters of Credit (as defined in the 1996 Agreement) issued by TD under the 1996 Agreement prior to the Effective Date, including any renewals thereof and extensions thereto, shall constitute Syndicated Letters of Credit for all purposes of this Agreement.

            (b) Bank Letters of Credit. Subject to the terms and conditions hereof, any Bank may from time to time in its sole discretion, upon the request of the Company, elect to issue for the account of the Company one or more letters of credit (the "Bank Letters of Credit"). The following provisions shall apply to the Bank Letters of Credit:

                  (i) The Bank Letters of Credit (A) shall have an aggregate face amount not in excess of $10,000,000 and (B) shall not extend beyond the Commitment Termination Date.

                  (ii) Upon receipt from the beneficiary of any Bank Letter of Credit of any demand for payment under such Bank Letter of Credit, such Bank shall promptly notify the Company as to the amount to be paid as a result of such demand and the respective payment date.

                  (iii) The Company shall immediately upon such drawing reimburse each Bank issuing a Bank Letter of Credit for any amounts paid by such Bank upon any drawing under any Bank Letter of Credit.

                  (iv) The issuance by any Bank of each Bank Letter of Credit shall, in addition to the conditions precedent set forth in Sections 7.01 and 7.02 hereof, be subject to the conditions precedent that such Bank Letter of Credit be in such form, contain such terms and support such transactions as shall be satisfactory to such Bank and that the Company shall have executed and delivered such other instruments and agreements relating to such Bank Letter of Credit as such Bank shall have requested.

            (c) Reimbursement of Costs and Expenses. The Company agrees to reimburse the Administrative Agent, the Banks and TD for any costs and expenses incurred by such parties in connection with the preparation of any Syndicated Letter of Credit or Bank Letter of Credit pursuant to a notice from the Company which notice was revoked.

      Section 2.04 Reductions and Changes of Commitments. (a) Scheduled Reductions to Total Commitment. Subject to the adjustments described in Section 2.04(d) hereof, the Total Commitment shall be automatically reduced on each Quarterly Date falling on or nearest to the date specified in column (x) below (each such Quarterly Date, a "Scheduled Reduction Date") by the Dollar amount specified in column (y) below opposite such date (the "Reduction Amount"):

       (x)                                                  (y)

Quarterly Date
Falling on or Nearest to                             Reduction Amount
------------------------                             ----------------

June 30, 2001                                           $23,333,333
September 30, 2001                                      $23,333,333
December 31, 2001                                       $23,333,334
March 31, 2002                                          $35,000,000
June 30, 2002                                           $35,000,000
September 30, 2002                                      $35,000,000
December 31, 2002                                       $35,000,000
March 31, 2003                                          $52,500,000
June 30, 2003                                           $52,500,000
September 30, 2003                                      $52,500,000
December 31, 2003                                       $52,500,000
March 31, 2004                                          $52,500,000
June 30, 2004                                           $52,500,000
September 30, 2004                                      $52,500,000
December 31, 2004                                       $52,500,000

March 31, 2005                                          $52,500,000
June 30, 2005                                           $52,500,000
September 30, 2005                                      $52,500,000
December 31, 2005                                       $52,500,000
March 31, 2006                                          $70,000,000
June 30, 2006                                           $70,000,000
September 30, 2006                                      $70,000,000
December 31, 2006                                       $70,000,000
March 31, 2007                                         $280,000,000

The Total Commitment shall be reduced to zero on the Commitment Termination
Date.

            (b) Optional Reductions and Terminations. (i) The Company shall have the right to terminate or reduce the Total Commitment at any time or from time to time, provided that (A) the Company shall give notice of each such termination or reduction to the Administrative Agent at least two Business Days prior thereto, (B) each partial reduction thereof shall be in an aggregate amount at least equal to $5,000,000 and (C) the Total Commitment may not be reduced at any time to an amount less than the aggregate principal amount of the Loans and the Letter of Credit Liabilities outstanding at such time.

            (ii) Notwithstanding anything to the contrary in this Agreement, so long as no Default has occurred and is continuing, the Company shall have the right to reduce or terminate the Aggregate Commitment of any Bank at any time or from time to time (subject to clause (F) below) without reducing or terminating the Aggregate Commitment (or any part thereof) of any other Bank at such time, provided that (A) such reduction or termination shall be made on terms and conditions agreed upon in writing by the Company and such Bank, (B) the Company and such Bank shall have notified the Administrative Agent in writing of such reduction or termination at least two Business Days prior thereto, (C) such reduction or termination shall be made pro rata among such Bank's Commitment, such Bank's CMFRI Commitment and, if the New York/New Jersey Agreement is then in effect, such Bank's New York/New Jersey Commitment based on the relationship of each such Commitment to such Bank's Aggregate Commitment, (D) the aggregate amount of all reductions and terminations of the Aggregate Commitments of Banks made pursuant to this clause (ii) shall not exceed $420,000,000, (E) after giving effect to each reduction or termination and any prepayment of such Bank's Loans pursuant to Section 3.01(b)(iii) in connection therewith, the Total Commitment may not be less than the aggregate principal amount of the Loans and the Letter of Credit Liabilities outstanding at such time, and (F) no such reduction or termination may be made pursuant to this clause (ii) after November 18, 1999 (or such later date as is agreed in writing by the Majority Banks).

            (c) Special Mandatory Reductions. At any time at which the Cash Flow Ratio exceeds 5.50 to 1, the Total Commitment shall be automatically reduced upon the date of any sale, transfer or other disposition of the types permitted under Section 9.15(a)(v) hereof (other than the Kalamazoo Sale), by an amount equal to 50% of the excess of the Net Cash Proceeds thereof over all or any portion of such Net Cash Proceeds that will be used, as specified in a notice from the Company to the Administrative Agent, for an acquisition permitted under
Section 9.15(b)(ii) hereof; provided, however, that if the Company or the applicable Restricted Subsidiary shall not have entered into a binding purchase agreement with respect to any such acquisition on or before the date that is six months after the date of such disposition, the Total Commitment shall be automatically reduced (without duplication) on such date by an amount by equal to 50% of the entire Net Cash Proceeds of such sale, transfer or disposition; and provided further, however, that if the Company or the applicable Restricted Subsidiary shall have entered into a binding purchase agreement within six months after the date of such disposition, but does not complete such acquisition within nine months of signing such binding purchase agreement, the Total Commitment shall automatically be reduced (without duplication) on the last day of such nine-month period by an amount equal to 50% of the entire Net Cash Proceeds of such sale, transfer or disposition.

            (d) Adjustments to Scheduled Reduction. Upon any reduction of the Total Commitment pursuant to Section 2.04(b)(i) or (c) hereof on any date, the schedule set forth in Section 2.04(a) hereof shall be adjusted, after giving effect to any prior adjustments thereto pursuant to this Section 2.04(d), by reducing the Reduction Amount set forth in column (y) of such schedule opposite each Scheduled Reduction Date occurring after such date by an amount equal to
(x) the amount of such reduction of the Total Commitment effected pursuant to
Section 2.04(b)(i) or (c) hereof multiplied by (y) a fraction, the numerator of which is such Reduction Amount as then in effect and the denominator of which is the Total Commitment then in effect.

            (e) No Reinstatement. The Total Commitment once terminated or reduced may not be reinstated.

            (f) Pro Rata Treatment. Except to the extent otherwise provided herein, each reduction of the Total Commitment shall be applied to the Commitments of the Banks pro rata in accordance with their respective Commitment Percentages.

      Section 2.05 Commitment Fees. The Company shall pay to the Administrative Agent for the account of each Bank a commitment fee (the "Commitment Fee") (i) for the period from and including May 28, 1998 to but excluding the earlier of
(x) the Effective Date and (y) June 30, 1998, on the daily average amount representing the result of (A) such Bank's Commitment minus (B) such Bank's Commitment, if any, under (and as defined in) the 1996 Agreement during such period, at a rate per annum equal to 0.1250% and (ii) for the period from and including the earlier of (x) the Effective Date and (y) June 30, 1998 to but not including the earlier of the date such Bank's Commitment is terminated and the Commitment Termination Date, on the amount of the daily average unutilized amount of such Bank's Commitment during such period, at a rate per annum equal to (A) 0.2500% at any time at which the Cash Flow Ratio is greater than or equal to 5.50 to 1 and (B) 0.1875% at any time at which the Cash Flow Ratio is less than 5.50 to 1. For purposes of calculating the Commitment Fee, the Commitment of each Bank shall be deemed to be utilized in an amount equal to (i) the aggregate outstanding principal amount of such Bank's Loans plus (ii) such Bank's Commitment Percentage multiplied by the aggregate amount of Letter of Credit Liabilities. Accrued Commitment Fees under this Section 2.05 shall be payable in arrears on each Quarterly Date.

      Section 2.06 Notes. (a) Form of Notes. The Loans made by each Bank shall be evidenced by a single Note of the Company, in substantially the form of Exhibit A hereto, dated the Effective Date and payable to the order of such Bank in a principal amount equal to its Commitment, as originally in effect, and otherwise duly completed. Each Bank that is a 1996

Bank shall deliver its Notes (as defined in the 1996 Agreement), marked "canceled", to the Company on or promptly after the Effective Date.

            (b) Endorsements. Each Bank is hereby authorized by the Company to endorse on a schedule attached to the Note of such Bank (or any continuation thereof) the amount and date of each Loan made by such Bank to the Company hereunder, and the amount of each payment on account of principal of such Loan received by such Bank, provided that any failure by such Bank to make any such endorsement shall not affect the obligations of the Company under such Note or hereunder in respect of such Loans.

      Section 2.07 Lending Offices. The Loans of each type made by each Bank shall be made and maintained at such Bank's Applicable Lending Office set forth on Schedule 2.07 for Loans of such type.

      Section 2.08 Several Obligations; Remedies Independent. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but neither the Administrative Agent nor any Bank shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank. The amounts payable by the Company at any time hereunder and under the Notes to each Bank shall be a separate and independent debt and each Bank shall, subject to
Section 10.01 hereof, be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Bank or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

      Section 2.09 Use of Proceeds. The proceeds of the Loans made hereunder shall be used only for the general business purposes of the Company and the Restricted Subsidiaries and for any transaction or activity in which the Company and the Restricted Subsidiaries are permitted to engage under the provisions of this Agreement. The proceeds of any extension of credit hereunder shall not be used in violation of the provisions of Section 8.07 hereof.

                                   ARTICLE III

                       PAYMENTS OF PRINCIPAL AND INTEREST

      Section 3.01 Prepayments. (a) Optional Prepayments. The Company may, at any time and from time to time (subject, in the case of Eurodollar Loans, to Section 5.05 hereof), prepay Base Rate Loans on any Business Day if prior notice is given to the Administrative Agent before 11:00 a.m. New York time on such day (and if such notice is received by the Administrative Agent after 11:00 a.m. New York time, on the next succeeding Business Day), and Eurodollar Loans upon not less than three Business Days' prior notice to the Administrative Agent (and the Administrative Agent shall promptly notify the Banks in each case of such notice), which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be not less than $5,000,000), and shall be irrevocable and effective only upon receipt by the Administrative Agent, provided that, in the case of Eurodollar Loans, interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date.

            (b) Mandatory Prepayments. (i) The Company shall, in the event of any reduction of the Total Commitment that reduces the Total Available Commitment to an amount less than the outstanding undrawn face amount of the Syndicated Letters of Credit, cause the respective beneficiaries of such Syndicated Letters of Credit to reduce such undrawn face amount to an amount not greater than the amount of the Total Available Commitment as so reduced. If such reduction is not promptly effected, the Company shall upon demand by the Majority Banks pay to the Administrative Agent an amount in immediately available funds equal in the aggregate to the undrawn face amount of the Syndicated Letters of Credit in excess of the Total Available Commitment as so reduced to be held by the Administrative Agent in a cash collateral account as collateral for the prompt payment and performance when due of the Company's Obligations under such Syndicated Letters of Credit.

                  (ii) The Company shall, upon (A) the incurrence, issuance or sale of any Permitted Debt permitted under Section 9.11(iii) hereof, prepay Loans in an amount equal to the Net Cash Proceeds of such Permitted Debt or (B) any sale, transfer or other disposition permitted under Section 9.15(a)(v) hereof (other than the Kalamazoo Sale), prepay Loans in an amount equal to 50% of the Net Cash Proceeds thereof. Amounts prepaid pursuant to this clause (ii) may be reborrowed in accordance with the provisions of this Agreement, provided that, notwithstanding anything in this Agreement to the contrary, amounts prepaid from any sale, transfer or other disposition pursuant to clause (B) above may be reborrowed by the Company solely for the purpose of effecting acquisitions permitted under Section 9.15(b)(ii) hereof and solely to the extent that such disposition has not resulted in a mandatory reduction of the Total Commitment pursuant to the provisos to Section 2.04(c) hereof.

                  (iii) On the date of any reduction or termination of any Bank's Aggregate Commitment pursuant to Section 2.04(b)(ii), the Company shall repay such Bank's Loans and Reimbursement Obligations in an aggregate amount such that, after giving effect to such reduction or termination and such repayment, the respective aggregate outstanding amounts of such Bank's Loans and Reimbursement Obligations shall equal such Bank's Commitment Percentage of the respective amounts of all outstanding Loans and Reimbursement Obligations. Each repayment required by this Section 3.01(b)(iii) shall be applied pro rata among each type of Loan held by such Bank. The requirements of Section 4.02 shall not apply to any payment made by the Company pursuant to this clause (iii).

      Section 3.02 Repayment of Loans. On each Scheduled Reduction Date, the Company shall pay to the Administrative Agent for the account of the Banks the excess, if any, of (i) the aggregate principal amount of the Loans, together with the Letter of Credit Liabilities, outstanding on such Scheduled Reduction Date over (ii) the Total Available Commitment (after giving effect to any termination or reduction of the Total Commitment pursuant to Section 2.04(a) hereof) on such Scheduled Reduction Date, together with interest thereon accrued to such Scheduled Reduction Date and any amounts payable pursuant to Section
5.05 hereof in connection therewith.

      Section 3.03 Interest. (a) The Company hereby promises to pay to the Administrative Agent for the account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period commencing on the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

            (i) if such Loan is a Base Rate Loan, the Base Rate plus the Applicable Margin; and

            (ii) if such Loan is a Eurodollar Loan, the Eurodollar Rate for such Loan for the Interest Period therefor plus the Applicable Margin.

Notwithstanding the foregoing, the Company hereby promises to pay to the Administrative Agent for the account of each Bank interest at the applicable Post-Default Rate on any principal of any Loan made by such Bank, and on any other amount (including, without limitation, any Reimbursement Obligation and any obligation of the Company in respect of any Bank Letter of Credit) payable by the Company hereunder to or for the account of such Bank (but, if such amount is interest, only to the extent legally enforceable), which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until the same is paid in full.

            (b) Accrued interest on each Loan shall be payable (i) on the last day of each Interest Period for such Loan (and, if such Interest Period is longer than three months (in the case of a Eurodollar Loan), on each three-month anniversary of the first day of such Interest Period), (ii) in the case of a Eurodollar Loan, when such Loan shall be converted or be due by reason of prepayment and (iii) when such Loan shall be due at maturity or by reason of acceleration or otherwise (other than by reason of prepayment), except that interest payable at the Post-Default Rate shall be payable from time to time on demand of the Administrative Agent, the Majority Banks or any Bank in respect of its Bank Letter of Credit. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall notify the Banks and the Company thereof.

                                   ARTICLE IV

                PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

      Section 4.01 Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Company hereunder and under the Notes shall be made in Dollars, in immediately available funds, to the Administrative Agent not later than 11:00 a.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Administrative Agent, or any Bank for whose account any such payment is made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Company with the Administrative Agent or such Bank, as the case may be. The Company shall, at the time of making each payment hereunder or under any Note, specify to the Administrative Agent the Loans or other amounts payable by the Company hereunder to which such payment is to be applied (but in the event that the Company fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may apply such payment as it may elect in its sole discretion, but subject to Section 4.02 hereof). Each payment received by the Administrative Agent hereunder or under any Note for the account of a Bank shall be paid promptly to such Bank, in immediately available funds, for the account of such Bank's Applicable Lending Office for the Loan in respect of which such payment is made.

      Section 4.02 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) subsequent to the initial borrowing hereunder, the Loans shall be made by the Banks pro rata according to their respective Commitment Percentages;
(b) each payment by the Company of principal of the Loans shall be made to the Administrative Agent for the account of the Banks pro rata in accordance with the respective unpaid principal amounts of such Loans held by the Banks plus such Banks' respective Commitment Percentages of outstanding Letter of Credit Liabilities; (c) each payment by the Company of interest on the Loans of a particular type shall be made to the Administrative Agent for the account of the Banks holding Loans of such type pro rata in accordance with the respective unpaid principal amounts of such Loans held by such Banks; and (d) each payment of the Commitment Fee shall be made for the account of the Banks pro rata in accordance with their respective Commitment Percentages. In no event shall the Company at any time be entitled to request or receive any Loans or Syndicated Letters of Credit if, after giving effect to the making or issuance thereof and the application of the proceeds thereof, the amount of any Bank's Loans plus its Letter of Credit Liabilities would exceed such Bank's Commitment Percentage of the aggregate amount of Loans plus Letter of Credit Liabilities of all Banks outstanding at such time.

      Section 4.03 Computations. Interest on Eurodollar Loans, the Commitment Fee and fees in respect of Syndicated Letters of Credit shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable, and interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable, except that all interest determined on the basis of the Post-Default Rate shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day).

      Section 4.04 Non-Receipt of Funds by Administrative Agent. Unless the Administrative Agent shall have been notified by a Bank or the Company (the "Payor") prior to the date on which such Bank is to make payment to the Administrative Agent of the proceeds of a Loan to be made by it hereunder (or the purchase of a participation by such Bank in a Syndicated Letter of Credit) or the Company is to make a payment to the Administrative Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient of such payment if the Company or a Bank (and, if such recipient is the Company or the beneficiary of a Syndicated Letter of Credit and the Company fails to pay the amount thereof to the Administrative Agent forthwith upon such demand, the Payor) shall, on demand, pay to the Administrative Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at the Federal Funds Rate.

      Section 4.05 Sharing of Payments, Etc. Each of the Company and the Guarantors agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances held by it for account of the Company or any Restricted Subsidiary at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Bank's Loans hereunder, or any Reimbursement Obligation or obligations then outstanding in respect of Bank Letters of Credit held by such Bank hereunder, which is not paid when due (regardless of whether such balances are then due to the Company or such Guarantor), in which case it shall promptly notify the Company and the Administrative Agent thereof, provided that such Bank's failure to give such notice shall not affect the validity thereof. If a Bank shall obtain payment of any principal of or interest on any Loan made by it to the Company under this Agreement, or on any Reimbursement Obligation or obligations then outstanding in respect of Bank Letters of Credit held by such Bank hereunder, through the exercise of any right of set-off, banker's lien, counterclaim or similar right, or otherwise, and, as a result of such payment, such Bank shall have received a greater percentage of the amounts then due hereunder by the Company to such Bank than the percentage received by other Banks, it shall promptly purchase from such other Banks participations in the Loans made, or Reimbursement Obligations or obligations then outstanding in respect of Bank Letters of Credit held, by such other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the benefit of such excess payment (net of any expense which may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and interest on the Loans and Reimbursement Obligations or obligations then outstanding in respect of Bank Letters of Credit held by each of the Banks. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Each of the Company and the Guarantors agrees that any Bank so purchasing a participation in the Loans made, or Reimbursement Obligations or obligations then outstanding in respect of Bank Letters of Credit held, by other Banks may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company or any other Guarantor. If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 4.05 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.05 to share in the benefits of any recovery on such secured claim.

      Section 4.06 Commercial Practices in Respect of Letters of Credit. Without affecting any rights the Banks may have under applicable law (including under the UCP), the Company agrees that none of the Banks, the Administrative Agent, nor any of their respective officers or directors shall be liable or responsible for, and the obligations of the Company to the Banks, and the Administrative Agent hereunder shall not in any manner be affected by: (i) the use which may be made of any Syndicated Letter of Credit or Bank Letter of Credit or the proceeds thereof by the beneficiary thereof or any other Person; (ii) the validity, sufficiency or genuineness of documents other than the Syndicated Letters of Credit or Bank Letters of Credit, or of any endorsement(s) thereon, even if such documents should, in fact, prove to be in any or all respects, invalid, insufficient, fraudulent or forged; or (iii) any other circumstances whatsoever in making or failing to make payment under any Syndicated Letter of Credit or Bank Letter of

Credit, except that the Company shall have a claim against a Bank, and such Bank shall be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Company which are caused by such Bank's willful misconduct or gross negligence in determining whether documents presented under any Syndicated Letter of Credit or Bank Letter of Credit complied with the terms of such Syndicated Letter of Credit or Bank Letter of Credit or such Bank's willful failure to pay under such Syndicated Letter of Credit or Bank Letter of Credit after the presentation to it of documents strictly complying with the terms and conditions of such Syndicated Letter of Credit or Bank Letter of Credit. In furtherance and not in limitation of the foregoing, any Bank may accept documents that appear on their face to be in order without responsibility for further investigation, regardless of any notice or information to the contrary.

      Section 4.07 No Reductions. All payments due to the Administrative Agent or any Bank under this Agreement shall be made by the Company without any reduction or deduction whatsoever, including any reduction or deduction for any set-off, recoupment, counterclaim or Tax, except, subject to Section 4.08, for any withholding or deduction for Taxes required to be withheld or deducted under applicable law.

      Section 4.08 Taxes. (a) Taxes Payable by the Company. If under applicable law any Tax is required to be withheld or deducted from, or is otherwise payable by the Company in connection with, any payment to the Administrative Agent or any Bank under this Agreement, the Company shall, subject to Section 4.08(b), pay to the Administrative Agent or such Bank, as applicable, such additional amounts as may be necessary so that the net amount received by the Administrative Agent or such Bank with respect to such payment, after withholding or deducting all Taxes required to be withheld or deducted, is equal to the full amount payable under this Agreement.

      (b) Limitations . Notwithstanding anything to the contrary contained herein, the Company shall not be required to pay any additional amount in respect of withholding of United States Federal income taxes pursuant to this
Section 4.08 to any Bank except to the extent (A) such Taxes are required to be withheld solely as a result of (1) in the case of a person that is a Bank on the Effective Date, a Regulatory Change enacted after the Effective Date and (2) in the case of a Person that becomes a Bank after the Effective Date, a Regulatory Change enacted after such Person becomes a Bank, and (B) such Bank has not failed to submit any form or certificate that it is entitled to so submit under applicable law.

      (c) Exemption from U.S. Withholding Taxes . There shall be submitted to the Company and the Administrative Agent, (A) on or before the first date that interest or fees are payable to such Bank under this Agreement, (1) if at the time the same are applicable, (aa) by each Bank that is not a United States Person, two duly completed and signed copies of Internal Revenue Service Form 1001 or 4224 (or any successor form to the applicable form), in either case entitling such Bank to a complete exemption from withholding of any United States federal income taxes on all amounts to be received by such Bank under this Agreement, or (bb) by each Bank that is a Non-US Bank, (x) a duly completed Internal Revenue Service Form W-8 (or any successor form to such form) and (y) a certification in the form of Schedule 4.08(c) that such Bank is a Non-US Bank or
(2) if at the time any of the foregoing are inapplicable, duly completed and signed copies of such form, if any, as entitles such Bank to exemption from withholding of United States federal income taxes to the maximum extent to which such Bank is then entitled under applicable law, and (B) from time to time thereafter, prior to the expiration or obsolescence of any previously delivered form or upon any previously delivered form becoming inaccurate or inapplicable, such further duly completed and signed copies of such form, if any, as entitles such Bank to exemption from withholding of United States federal income taxes to the maximum extent to which such Bank is then entitled under applicable law. Each Bank shall promptly notify the Company and the Administrative Agent if (A) it is required to withdraw or cancel any form or certificate previously submitted by it or any such form or certificate has otherwise become ineffective or inaccurate or (B) payments to it are or will be subject to withholding of United States federal income taxes to a greater extent than the extent to which payments to it were previously subject. Upon the request of the Company or the Administrative Agent, each Bank that is a United States Person shall from time to time submit to the Company and the Administrative Agent a certificate to the effect that it is such a United States Person and a duly completed Internal Revenue Service Form W-9 (or a successor form to such form).

                                    ARTICLE V

                         YIELD PROTECTION AND ILLEGALITY

      Section 5.01 Additional Costs in Respect of Loans. (a) The Company shall pay to the Administrative Agent for the account of each Bank from time to time such amounts as such Bank may determine to be necessary to compensate it for any costs incurred by such Bank which such Bank determines are attributable to its making or maintaining any Eurodollar Loans hereunder or its commitment to make such Eurodollar Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of such Eurodollar Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

            (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Note in respect of such Eurodollar Loans (other than taxes imposed on the overall net income of such Bank or of its Applicable Lending Office for such Eurodollar Loans by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or

            (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including such Eurodollar Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof), or any commitments of such Bank; or

            (iii) imposes any other condition affecting this Agreement or the Commitment of such Bank (or any of such extensions of credit or liabilities).

Each Bank will notify the Company through the Administrative Agent of any event which will entitle such Bank to compensation pursuant to this Section 5.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and (if so requested by the Company through the Administrative Agent) will designate a different Applicable Lending Office for the Loans of such Bank affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, be disadvantageous to such Bank, provided that the Company shall not be obligated to compensate any Bank under this Section 5.01(a) for any Additional Costs incurred more than six months prior to the date the respective Bank requests the Company for such compensation, except for periods preceding such date but which are after the date such Bank notified the Company of the possibility that such Additional Costs might be incurred as a result of the respective Regulatory Change. Each Bank will furnish the Company with a statement setting forth the basis and amount of each request by such Bank for compensation under this Section 5.01(a). If any Bank requests compensation from the Company under this Section 5.01(a), the Company may, by notice to such Bank through the Administrative Agent, require that such Bank's Loans of the type with respect to which such compensation is requested be converted into Base Rate Loans in accordance with
Section 5.04 hereof.

            (b) Without limiting the effect of the foregoing provisions of this
Section 5.01, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on any Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes any Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Company (with a copy to the Administrative Agent), the obligation of such Bank to make, and to convert Loans of any other type into, Loans of such type hereunder shall be suspended until the date such Regulatory Change ceases to be in effect.

            (c) Without limiting the effect of the foregoing provisions of this
Section 5.01 (but without duplication), the Company shall pay directly to each Bank from time to time on request such amounts as such Bank may determine to be necessary to compensate such Bank for Capital Maintenance Costs with respect to its Loans or Commitment (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank to a level below that which such Bank could have achieved but for such law, regulation, interpretation, directive or request). Each Bank will notify the Company that it is entitled to compensation pursuant to this Section 5.01(c) as promptly as practicable after it determines to request such compensation, provided that the Company shall not be obligated to compensate any Bank under this Section 5.01(c) for any such costs incurred more than six months prior to the date the respective Bank requests the Company for such compensation, except for periods preceding such date but which are after the date such Bank notified the Company of the possibility that such costs might be incurred.

            (d) Determinations by any Bank for purposes of this Section 5.01 of the effect of any Regulatory Change on its costs of making or maintaining Loans or maintaining its Commitment or on amounts receivable by it in respect of Loans or its Commitment, and of the additional amounts required to compensate such Bank in respect of any Additional Costs, shall be conclusive, provided that such determinations are made on a reasonable basis.

      Section 5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, with respect to any Eurodollar Loans:

            (a) the Administrative Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loans as provided in this Agreement; or

            (b) the Majority Banks determine (which determination shall be conclusive) and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in
      Section 1.01 hereof upon the basis of which the rates of interest for such Eurodollar Loans are to be determined do not adequately cover the cost to such Banks of making or maintaining such Loans;

then the Administrative Agent shall promptly notify the Company and each Bank thereof, and so long as such condition remains in effect, the Banks shall be under no obligation to make Eurodollar Loans of the affected type.

      Section 5.03 Illegality. Notwithstanding any other provision of this Agreement to the contrary, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to (a) honor its obligation to make Eurodollar Loans hereunder, or (b) maintain Eurodollar Loans hereunder, then such Bank shall promptly notify the Company thereof through the Administrative Agent (which notice shall include a statement explaining the nature of such unlawfulness) and such Bank's obligation to make Eurodollar Loans shall be suspended until such time as such Bank may again make and maintain Eurodollar Loans and such Bank's outstanding Eurodollar Loans shall be converted into Base Rate Loans in accordance with Section 5.04 hereof.

      Section 5.04 Certain Conversions of Loans Pursuant to Section 5.01 or
5.03. If the obligation of any Bank to make any type of Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof (Loans of such type being herein called "Affected Loans" and such type being herein called the "Affected Type"), all Loans which would otherwise be made by such Bank as Loans of the Affected Type shall be made instead as Base Rate Loans (and, if an event referred to in Section 5.01 or 5.03 hereof has occurred and such Bank determines that it is required to convert such Loans, then, by notice to the Company with a copy to the Administrative Agent, all Affected Loans of such Bank then outstanding shall be automatically converted into Base Rate Loans on the date specified by such Bank in such notice) and, to the extent that Affected Loans are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to such Bank's Affected Loans shall be applied instead to its Base Rate Loans.

      Section 5.05 Compensation. (a) The Company shall pay to the Administrative Agent for the account of each Bank, upon the request of such Bank through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, costs or expense incurred by it as a result of:

                  (i) any payment, prepayment or conversion of a Eurodollar Loan made by such Bank for any reason (including, without limitation, the acceleration of the Loans pursuant to Article X hereof) on a date other than the last day of an Interest Period for such Loan; or

                  (ii) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in Article VII hereof to be satisfied) to borrow or convert a Eurodollar Loan to be made by such Bank on the date for such borrowing specified in the relevant notice of borrowing under Section 2.02 hereof.

            (b) Such compensation shall include Funding Costs in the case of any payment, prepayment or conversion of, or failure to borrow or convert, any Loan made or to be made as a Eurodollar Loan.

      Section 5.06 Additional Costs in Respect of Letters of Credit. If as a result of any Regulatory Change there shall be imposed, modified or deemed applicable any Tax, reserve, special deposit, Capital Maintenance Costs or other requirements against or with respect to or measured by reference to Syndicated Letters of Credit or Bank Letters of Credit issued or to be issued by any Bank hereunder or participated in by a Bank party to this Agreement on the Effective Date, and the result shall be to increase the cost to such Bank of issuing or maintaining any Syndicated Letters of Credit or Bank Letters of Credit hereunder or to such Bank party to this Agreement on the Effective Date participating therein, or reduce any amount receivable by such Bank hereunder in respect of any Syndicated Letters of Credit or Bank Letters of Credit (which increase in cost, or reduction in amount receivable, shall be the result of such Bank's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Bank, the Company agrees to pay immediately to such Bank, such additional amounts as such Bank from time to time specifies as necessary to compensate such Bank for such increased costs or reductions in the amounts incurred by such Bank, all as set forth in a statement submitted to the Company, which statement shall be conclusive provided that such costs or reductions are determined on a reasonable basis; any such statement shall set forth the basis for the respective calculation.

      Section 5.07 Replacement of Banks. If any Bank requests compensation pursuant to Section 5.01 or 5.06, or such Bank's obligation to make or continue, or to convert Loans of any other type into, any type of Eurodollar Loan shall be suspended pursuant to Section 5.02 or 5.03, or if an event occurs that entitles such Bank to make a claim pursuant to Section 4.08, the Company, upon three Business Days' notice to the Administrative Agent and such Bank, may require that such Bank transfer all of its right, title and interest under this Agreement, the CMFRI Agreement and the New York/New Jersey Agreement and such Bank's Note issued hereunder and its notes issued under the CMFRI Agreement and the New York/New Jersey Agreement to any bank or financial institution identified by the Company with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), such assignment to be made pursuant to an Assignment and Acceptance Agreement substantially in the form of Exhibit H hereto (an "Assignment and Acceptance") (a) if such proposed transferee agrees to assume all of the obligations of such Bank hereunder, under the CMFRI Agreement and under the New York/New Jersey Agreement for consideration equal to the aggregate outstanding principal amount of such Bank's Loans, CMFRI Loans and New York/New Jersey Loans, together with interest thereon to the date of such transfer, and satisfactory arrangements are made for payment to such Bank of all other amounts payable hereunder, under the CMFRI Agreement and under the New York/New Jersey Agreement to such Bank on or prior to the date of such transfer (including the amounts so requested pursuant to Section 5.01 or 5.06 or so entitled to be claimed pursuant to Section 4.08, any fees accrued hereunder and any amounts that would be payable under Section 5.05 as if all of such Bank's Loans were being prepaid in full on such date) and (b) if such Bank being replaced has requested compensation pursuant to Section 5.01 or 5.06 or is entitled to make a claim pursuant to Section 4.08, such proposed transferee's aggregate requested compensation, if any, pursuant to Section 5.01 or 5.06, or the amounts, if any, entitled to be claimed by such proposed transferee pursuant to Section 4.08, with respect to such replaced Bank's Loans would be lower than that of the Bank replaced. Without prejudice to the survival of any other agreement of the Company hereunder, the agreements of the Company contained in Sections 4.08, 5.01, 5.06, 12.03 and 12.04 (without duplication of any payments made to such Bank by the Company or the proposed transferee) shall survive for the benefit of any Bank replaced under this Section 5.07 with respect to the time prior to such replacement.

                                   ARTICLE VI

                                    GUARANTEE

            (a) Each of the Guarantors hereby, jointly and severally, unconditionally guarantees to the Banks and the Administrative Agent and their respective successors and assigns and the subsequent holders of the Notes, irrespective of the validity and enforceability of this Agreement or the Notes or the obligations of the Company or any of the other Guarantors hereunder or thereunder or any other circumstance that might otherwise affect the liability of a guarantor, that: (i) the principal of and interest on the Loans, the Notes, the Reimbursement Obligations and the obligations of the Company in respect of Bank Letters of Credit and all other obligations of the Company and the other Guarantors to the Banks or the Administrative Agent under this Agreement and the Notes will be promptly paid in full when due, whether at stated maturity, by acceleration or otherwise, in accordance with the terms hereof and thereof; and
(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors will be obligated, jointly and severally, to pay the same immediately.

            (b) Each of the Guarantors hereby waives notice of, and consents to, any extensions of time of payment, renewals, releases of or delays in obtaining or realizing upon or failures to obtain or realize upon any collateral for the obligations of the Company or the other Guarantors under this Agreement, or other indulgence from time to time granted by any of the Banks or the Administrative Agent in respect of the Notes or this Agreement. Each of the Guarantors hereby releases the Company from all, and agrees not to assert or enforce (whether by or in a legal or equitable proceeding or otherwise) any, "claims" (as defined in section 101(5) of the Bankruptcy Code) against the Company, whether arising under applicable law or otherwise, to which such Guarantors are or would be entitled by virtue of their obligations hereunder, any payment made pursuant hereto, or the exercise by the Administrative Agent or the Banks of their rights with respect to any collateral for the obligations of the Company or the other Guarantors under this Agreement, including any such claims to which such Guarantors may be entitled as a result of any right of subrogation, exoneration or reimbursement in each case to the extent, but only to the extent, that such Guarantor would be deemed a "creditor" of the Company for purposes of Section 547 of the Bankruptcy Code solely by reason of such Guarantor's holding or asserting such claim. To the extent not released by the Guarantors under this Article VI, each of the Guarantors agrees that it shall not be entitled to any right of subrogation, exoneration, reimbursement or contribution in respect of any obligations guaranteed hereby until payment in full of all the Obligations. With respect to the Notes and this Agreement, each of the Guarantors hereby waives presentment, protest, demand of payment, notice of dishonor and all other notices and demands whatsoever. Each of the Guarantors further agrees that, as between such Guarantor, on the one hand, and the Administrative Agent and the Banks, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in
Section 10.01 hereof for the purposes of this guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Section 10.01 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each of the Guarantors for the purpose of this guarantee. The obligations of each of the Guarantors under this Article VI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company is rescinded or must be otherwise restored by any holder of any of the obligations guaranteed hereunder, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and each of the Guarantors agrees that it will indemnify the Banks and the Administrative Agent on demand for reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Banks or the Administrative Agent in connection with such rescission or restoration.

            (c) It is the intention of the Guarantors, the Banks and the Company that the obligations of each Guarantor hereunder shall be in, but not in excess of, the maximum amount permitted by applicable law. To that end, but only to the extent such obligations would otherwise be avoidable, the obligations of each Guarantor hereunder shall be limited to the maximum amount that, after giving effect to the incurrence thereof, would not render such Guarantor insolvent or unable to make payments in respect of any of its indebtedness as such indebtedness matures or leave such Guarantor with an unreasonably small capital. The need for any such limitation shall be determined, and any such needed limitation shall be effective, at the time or times that such Guarantor is deemed, under applicable law, to incur the Obligations hereunder. Any such limitation shall be apportioned amongst the Obligations pro rata in accordance with the respective amounts thereof. This paragraph is intended solely to preserve the rights of the Banks under this Agreement to the maximum extent permitted by applicable law, and neither the Guarantors, the Company nor any other Person shall have any right under this paragraph that it would not otherwise have under applicable law. The Company and each Guarantor agree not to commence any proceeding or action seeking to limit the amount of the obligation of such Guarantor under this Article VI by reason of this paragraph. For the purposes of this paragraph, "insolvency", "unreasonably small capital" and "unable to make payments in respect of any of its indebtedness as such indebtedness matures" shall be determined in accordance with applicable law.

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

      Section 7.01 Initial Loan or Syndicated Letter of Credit. The obligation of each Bank to make the initial extension of credit hereunder is subject to the satisfaction of the following conditions precedent on or prior to the date of such initial extension of credit but in any event no later than June 30, 1998:

                  (a) Execution and Notes. This Agreement shall have been duly executed and delivered by each of the Company, the Guarantors, the Banks and the Administrative Agent, and the Company shall have executed and delivered to each Bank its respective Note evidencing the Loans to be made by such Bank hereunder.

                  (b) Signatures. Each of the Company and the Restricted Subsidiaries shall have certified to the Administrative Agent (with copies to be provided for each Bank) the name and signature of each of the persons authorized (i) to sign on its respective behalf this Agreement and, in the case of the Company, the Notes and (ii) in the case of the Company, to borrow under this Agreement. The Banks may conclusively rely on such certifications until they receive notice in writing from the Company or such Restricted Subsidiary, as the case may be, to the contrary.

                  (c) Proof of Action. The Administrative Agent shall have received certified copies of all necessary action taken by each of the Company and the Restricted Subsidiaries to authorize the execution, delivery and performance of this Agreement and, in the case of the Company, the Notes.

                  (d) Opinions of Counsel to the Company and the Restricted Subsidiaries. The Administrative Agent shall have received opinions of:

                  (i) Robert Lemle, Esq., General Counsel to the Company and the
            Restricted Subsidiaries, substantially in the form of Exhibit E hereto;

                  (ii) Sullivan & Cromwell, special New York counsel to the
            Company and the Restricted Subsidiaries, substantially in the form of Exhibit F(1) hereto;

                  (iii) Schenk, Price, Smith & King, special New Jersey counsel to the Company and the Restricted Subsidiaries, substantially in the form of Exhibit F(2) hereto; and

                  (iv) Piper & Marbury, special FCC counsel to the Company and the Restricted Subsidiaries, substantially in the form of Exhibit F(3) hereto;

      and covering such other matters as any Bank or Banks or special New York counsel to the Administrative Agent, Winthrop, Stimson, Putnam & Roberts, may reasonably request (and for purposes of such opinions such counsel may rely upon opinions of counsel in other jurisdictions, provided that such other counsel are satisfactory to special counsel to the Administrative Agent and such other opinions state that the Banks are entitled to rely thereon).

                  (e) Opinion of Banks' Counsel. Each Bank shall have received an opinion of Winthrop, Stimson, Putnam & Roberts, special New York counsel to the Administrative Agent, substantially in the form of Exhibit G hereto and covering such other matters as any Bank or Banks may reasonably request.

                  (f) Funding Adjustment. The Company shall have made arrangements satisfactory to the Administrative Agent such that, after giving effect to the initial extension of credit hereunder, (i) the outstanding Loans hereunder shall be made by the Banks pro rata in accordance with their respective Commitment Percentages and (ii) the Loans (as defined in the 1996 Agreement) and all other amounts owing under the 1996 Agreement to any Bank (as defined in the 1996 Agreement) which is not a Bank hereunder shall have been repaid in full.

                  (g) Subscribers' Certificate. The Administrative Agent shall have received the most recent Subscribers' Certificate required to be delivered under the 1996 Agreement.

                  (h) Compliance Certificate. The Banks shall have received a Compliance Certificate showing that, after giving effect to this Agreement, the Company is in compliance with the provisions of this Agreement on a pro forma basis as of the Effective Date.

                  (i) Other Documents. Such other documents and papers relating to the documents referred to herein and the transactions contemplated hereby as any Bank or special counsel to the Administrative Agent shall reasonably require shall have been received by the Administrative Agent.

                  (j) Certain Fees. The Company shall have paid the Administrative Agent, for its own account, fees calculated as specified in a letter dated the date hereof.

                  (k) Other Fees. The Company shall have paid such other fees as may have been agreed by the parties hereto.

                  (l) Regulatory Approvals. The Company shall have obtained the approvals of any regulatory authority set forth on Schedule 8.03 hereto required with respect to this Agreement.

                  (m) NYC Preferential Payments, NYC Redemption Price and Sutton Notes. (i) Arrangements satisfactory to the Administrative Agent shall have been made such that upon giving effect to the initial borrowing hereunder and the application of the proceeds thereof, all obligations of the Company and the Restricted Subsidiaries in respect of the NYC Preferential Payments and the NYC Redemption Price shall have been satisfied in full and (ii) the Company shall have caused irrevocable notice to be given sufficient to effect the redemption of the Sutton Notes (as defined in the 1996

      Agreement) on a date not later than the twentieth day after the Effective Date, and the Administrative Agent shall have received a certificate of an officer of the Company to such effect.

                  (n) CMFRI and New York/New Jersey Agreements. All conditions precedent to the initial borrowings under the CMFRI Agreement and the New York/New Jersey Agreement shall have been satisfied.

      Section 7.02 Each Loan and Syndicated Letter of Credit. The obligation of each Bank to make each extension of credit hereunder (which shall not include any conversion or continuation of any outstanding Loan) is subject to the additional conditions precedent that: (i) no Default or Event of Default shall have occurred and be continuing; (ii) the representations and warranties in
Article VIII hereof shall be true on and as of the date of the making of, and after giving effect to, such extension of credit with the same force and effect as if made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date; and (iii) to the extent requested by the Administrative Agent or any Bank, a senior executive of the Company shall have certified compliance with clauses (i) and (ii) above to the Administrative Agent.

            The Company shall be deemed to have made a representation and warranty hereunder as of the time of each extension of credit hereunder that the conditions specified in such clauses have been fulfilled as of such time.

                                  ARTICLE VIII

                                 REPRESENTATIONS

            Each of the Company and the other parties hereto (other than the Banks and the Administrative Agent) represents, warrants and covenants as follows:

      Section 8.01 Existence and Power. Each of the Company and the Restricted Subsidiaries is a limited or general partnership or corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to transact business and is in good standing in all jurisdictions in which such qualification is necessary in view of the properties and assets owned and presently intended to be owned and the business transacted and presently intended to be transacted by it except for qualifications the lack of which, singly or in the aggregate, have not had and are not likely to have a Materially Adverse Effect, and each of the Company and the Restricted Subsidiaries has full power, authority and legal right to make and perform such of this Agreement and the Notes to which it is a party.

      Section 8.02 Subsidiaries and Affiliates. Schedules 1.01(v) and 1.01(vi) contain a complete and correct list, as at the date hereof and the date of the initial extension of credit hereunder, of all Subsidiaries of the Company and a description of the legal nature of such Subsidiaries, the nature of the ownership interests (shares of stock or general or limited partnership or other interests) in such Subsidiaries and the holders of such interests and, except as disclosed to the Banks in writing prior to the Effective Date, the Company and each of its Subsidiaries owns all of the ownership interests of its Subsidiaries indicated in such Schedules as being owned by the Company or such Subsidiary, as the case may be, and all such ownership interests are validly issued and, in the case of shares of stock, fully paid and non-assessable. Schedule 8.02 hereto contains a complete and correct list, as at the date hereof and the date of the initial extension of credit hereunder, of all Affiliates of the Company (including, but not limited to, the New York/New Jersey Companies) which are not Subsidiaries of the Company, the nature of the respective ownership interests in each such Affiliate, and the holder of each such interest.

      Section 8.03 Authority; No Conflict. The making and performance by each of the Company and the Restricted Subsidiaries of such of this Agreement and the Notes to which it is a party, and each extension of credit hereunder, have been duly authorized by all necessary action and do not and will not: (i) subject to the consummation of the action described in Section 8.12 hereof, violate any provision of any laws, orders, rules or regulations presently in effect (other than violations that, singly or in the aggregate, have not had and are not likely to have a Materially Adverse Effect), or any provision of any of the Company's or the Restricted Subsidiaries' respective partnership agreements, charters or by-laws presently in effect; or (ii) result in the breach of, or constitute a default or require any consent (except for the consents described on Schedule 8.03 hereto, each of which has been duly obtained) under, any existing indenture or other agreement or instrument to which the Company or any of the Restricted Subsidiaries is a party or their respective properties may be bound or affected (other than any breach, default or required consent that, singly or in the aggregate, have not had and are not likely to have a Materially Adverse Effect); or (iii) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties or assets now owned or hereafter acquired by the Company or any of the Restricted Subsidiaries.

      Section 8.04 Financial Condition. The Company has furnished to each Bank:

            (a) The consolidated balance sheet of the Company and its consolidated Subsidiaries as at December 31, 1997, and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for the fiscal year ended on said date, said financial statements having been certified by KPMG Peat Marwick;

            (b) The unaudited consolidated balance sheets of the Company and its consolidated Restricted Subsidiaries as at December 31, 1997, and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for the fiscal year ended on said date; and

            (c) the respective combined balance sheets of the TKR New Jersey/New York Systems and the TCI New Jersey and New York Systems, in each case as at December 31, 1995, December 31, 1996 and December 31, 1997, and the respective related combined statements of operations or earnings, parent's investment or combined deficit and cash flows for the fiscal years ended on said dates, said financial statements having been certified by KPMG Peat Marwick.

      All financial statements referred to above are complete and correct in all material respects (subject, in the case of the unaudited financial statements referred to above, to year-end and audit adjustments) and fairly present the financial condition of the respective entity or groups of entities which is or are the subject of such financial statements (as stated above), on a combined and/or consolidated basis to the extent so indicated above, as at the respective dates of the balance sheets included in such financial statements and the results of operations of such entity or groups of entities for the respective periods ended on said dates. None of the Company, its Restricted Subsidiaries and the New York/New Jersey Companies had on any of said dates any material contingent liabilities, liabilities for Taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments or operations which are substantial in amount, except as referred to or reflected or provided for in said financial statements as at said respective dates or as disclosed to the Banks in writing prior to the date hereof. Except as disclosed to the Banks in writing prior to the date hereof, since December 31, 1997 there has been no material adverse change in the financial condition (from that shown by the respective balance sheets as at December 31, 1997 included in said financial statements) or the businesses or operations of the Company, the Restricted Subsidiaries and the New York/New Jersey Companies taken as a whole on a pro forma combined basis. As of the Effective Date, except as disclosed to the Banks in writing prior to the date hereof, since December 31, 1997 there has been no material adverse change in the financial condition or the businesses or operations of the New York/New Jersey Companies taken as a whole on a combined basis from that shown by the balance sheets as at December 31, 1997 included in said financial statements for the New York/New Jersey Companies (it being understood that for purposes of this sentence the New York/New Jersey Companies shall be deemed to have owned all of the assets acquired by the New York/New Jersey Companies pursuant to the TCI Acquisition for all periods covered by said balance sheets until and including the Effective Date).

      Section 8.05 Litigation, Etc. Except as disclosed to the Banks on Schedule 8.05, there are no lawsuits or other proceedings pending, or to the knowledge of the Company or any Restricted Subsidiary threatened, against the Company or any Restricted Subsidiary or any of their respective properties or assets, before any court or arbitrator or by or before any governmental commission, bureau or other regulatory authority that, singly or in the aggregate, could reasonably be expected to have a Materially Adverse Effect. Neither the Company nor any Restricted Subsidiary is in default under or in violation of or with respect to any laws or orders, or any material provision of any rules or regulations, or any writ, injunction or decree of any court, arbitrator, governmental commission, bureau or other regulatory authority, or any Franchise, except for minor defaults which, if continued unremedied, are not likely to have a Materially Adverse Effect.

      Section 8.06 Titles and Liens. Except as set forth on Schedule 9.13, each of the Company and the Restricted Subsidiaries has good title to its properties and assets, free and clear of all Liens except those permitted by Section 9.13 hereof.

      Section 8.07 Regulation U. None of the proceeds of any of the Loans, Syndicated Letters of Credit or Bank Letters of Credit shall be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, except that up to $10,000,000 in the aggregate of such proceeds may be used for such purposes provided that both at the time of such use and thereafter compliance with Regulation U is maintained. If requested by any Bank, the Company will furnish to the Banks statements in conformity with the requirements of Regulation U.

      Section 8.08 Taxes. Each of the Company and the Restricted Subsidiaries has filed all material tax returns which are required to be filed under any law applicable thereto except such returns as to which the failure to file, singly or in the aggregate, has not had and will not have a Materially Adverse Effect, and has paid, or made provision for the payment of, all Taxes shown to be due pursuant to said returns or pursuant to any assessment received by the Company or any of the Restricted Subsidiaries, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided or as to which the failure to pay, singly or in the aggregate, has not had and is not likely to have a Materially Adverse Effect.

      Section 8.09 Other Credit Agreements. Schedule 9.11 (Existing Indebtedness), Schedule 9.12 (Existing Guarantees) and Schedule 9.13 (Existing Liens) contain complete and correct lists, as at the date hereof and the date of the initial extension of credit hereunder, of all credit agreements, indentures, purchase agreements, obligations in respect of letters of credit, guarantees and other instruments presently in effect (including Capital Lease Obligations) providing for, evidencing, securing or otherwise relating to any Indebtedness of the Company and the Restricted Subsidiaries in a principal or face amount equal to $1,000,000 or more and such lists correctly set forth the names of the debtor or lessee and creditor or lessor with respect to the Indebtedness outstanding or to be outstanding thereunder, the rate of interest or rentals, a description of any security given or to be given therefor, and the maturity or maturities or expiration date or dates thereof.

      Section 8.10 Full Disclosure. None of the financial statements referred to in Section 8.04 hereof, the SEC Reports or any written statements delivered pursuant to Section 8.02, 8.04 or 8.15 hereof (each of which has heretofore been furnished to each Bank) contains, as at the date hereof or the date of the initial extension of credit hereunder, any untrue statement of a material fact nor do such financial statements, the SEC Reports and such written statements, taken as a whole, omit to state a material fact necessary to make the statements contained therein not misleading.

      Section 8.11 No Default. None of the Company and the Restricted Subsidiaries is in default in the payment or performance or observance of any contract, agreement or other instrument to which it is a party or by which it or its properties or assets may be affected or bound, which default, either alone or in conjunction with all other such defaults, has had or is likely to have a Materially Adverse Effect.

      Section 8.12 Approval of Regulatory Authorities. Except as set forth on
Schedule 8.03 hereto, no approval or consent of, or filing or registration with, any Federal, state or local commission or other regulatory authority is required in connection with the execution, delivery and performance by the Company or any of the Restricted Subsidiaries of such of this Agreement and the Notes to which it is a party. All such described action required to be taken as a condition to the execution and delivery of such of this Agreement and the Notes to which the Company or any of the Restricted Subsidiaries is a party has been duly taken by all such commissions and authorities or other Persons, as the case may be, and all such action required to be taken as a condition to the initial extension of credit hereunder has been or will be duly taken prior to such initial extension of credit.

      Section 8.13 Binding Agreements. This Agreement constitutes, and the Notes when executed and delivered will constitute, the legal, valid and binding obligations of each of the Company and the Restricted Subsidiaries which is a party thereto, enforceable in accordance with their respective terms (except for limitations on enforceability under bankruptcy, reorganization, insolvency and other similar laws affecting creditors' rights generally and limitations on the availability of the remedy of specific performance imposed by the application of general equitable principles).

      Section 8.14 Franchises. Schedule 8.14 hereto contains a complete and correct list, as of the date hereof and the date of the initial extension of credit hereunder, of all of the Franchises granted to the Company and the Restricted Subsidiaries, in each case together with the expiration date thereof, or for which applications have been made, or are planned to be made, by the Company or any Restricted Subsidiary.

      Section 8.15 Collective Bargaining Agreements. Except as disclosed to the Banks in writing prior to the Effective Date, there are no collective bargaining agreements between the Company or the Restricted Subsidiaries and any trade or labor union or other employee collective bargaining agent.

      Section 8.16 Investments. Schedule 9.16 hereto contains a complete and correct list, as at the date hereof, of all Investments of the Company and the Restricted Subsidiaries (other than any Investments in other Restricted Subsidiaries) in excess of $500,000, showing the respective amounts of each such Investment and the respective entity (or group thereof) in which each such Investment has been made.

                                   ARTICLE IX

                           PARTICULAR COVENANTS OF THE
                     COMPANY AND THE RESTRICTED SUBSIDIARIES

            From the Effective Date and so long as the Commitments of the Banks shall be in effect and until the payment in full of all Obligations hereunder, the expiration or termination of all Syndicated Letters of Credit and Bank Letters of Credit and the performance of all other obligations of the Company under this Agreement, each of the Company and the Restricted Subsidiaries agrees that, unless the Majority Banks shall otherwise consent in writing:

      A. Informational Covenants:

      Section 9.01 Financial Statements and Other Information. The Company will deliver to each Bank:

            (a) As soon as available and in any event within 60 days after the end of each of the first three Quarters of each fiscal year of the Company: (i)
(A) consolidated statements of operations, stockholders' equity (deficiency) and cash flows of the Company and its consolidated Subsidiaries, taken together, and of the Company and the Restricted Subsidiaries, taken together, for such Quarter and for the period from the beginning of such fiscal year to the end of such Quarter and (B) the related consolidated balance sheets of the Company and its consolidated

Subsidiaries, taken together, and of the Company and the Restricted Subsidiaries, taken together, as at the end of such Quarter (which financial statements shall set forth in comparative form the corresponding figures as at the end of and for the corresponding Quarter in the preceding fiscal year) and
(ii)(A) combined statements of operations or earnings, parent's investment or combined deficit and cash flows of the New York/New Jersey Companies, prepared on the same basis as the financial statements referred to in Section 8.04(c), for such Quarter and for the period from the beginning of such fiscal year to the end of such Quarter and (B) the related combined balance sheets of the New York/New Jersey Companies, prepared on the same basis as the financial statements referred to in Section 8.04(c), as at the end of such Quarter (which financial statements shall set forth in comparative form the corresponding figures as at the end of and for the corresponding Quarter in the preceding fiscal year), all in reasonable detail and accompanied by a certificate in the form of Exhibit D(1) hereto of a senior financial executive of the Company and of the New York/New Jersey Companies certifying such financial statements, subject, however, to year-end and audit adjustments, which certificate shall include a statement that the senior financial executive signing the same has no knowledge, except as specifically stated, that any Default has occurred and is continuing.

            (b) As soon as available and in any event within 120 days after the end of each fiscal year of the Company: (i)(A) consolidated statements of operations, stockholders' equity (deficiency) and cash flows of the Company and its consolidated Subsidiaries, taken together, and of the Company and the Restricted Subsidiaries, taken together, for such fiscal year and (B) the related consolidated balance sheets of the Company and its consolidated Subsidiaries, taken together, and of the Company and the Restricted Subsidiaries, taken together, as at the end of such fiscal year (which financial statements shall set forth in comparative form the corresponding figures as at the end of and for the preceding fiscal year) and (ii)(A) combined statements of operations or earnings, parent's investment or combined deficit and cash flows of the New York/New Jersey Companies, prepared on the same basis as the financial statements referred to in Section 8.04(c), for such fiscal year and
(B) the related combined balance sheets of the New York/New Jersey Companies, prepared on the same basis as the financial statements referred to in Section 8.04(c) as at the end of such fiscal year (which financial statements shall set forth in comparative form the corresponding figures as at the end of and for the preceding fiscal year), all in reasonable detail and accompanied by (x) an opinion of KPMG Peat Marwick or other independent certified public accountants of recognized standing selected by the Company and reasonably acceptable to the Majority Banks as to said combined and/or consolidated financial statements and a certificate of such accountants stating that, in making the examination necessary for said opinion, they obtained no knowledge, except as specifically stated, of any failure by the Company, any Restricted Subsidiaries or any New York/New Jersey Company to perform or observe any of its covenants relating to financial matters in this Agreement and (y) a certificate in the form of Exhibit D(2) hereto of a senior financial executive of the Company and of the New York/New Jersey Companies stating that such financial statements are correct and complete and fairly present the financial condition and results of operations of the respective entities covered thereby as at the end of and for such fiscal year and that the executive signing the same has no knowledge, except as specifically stated, that any Default has occurred and is continuing.

            (c) Promptly after their becoming available, copies of all financial statements and reports which the Company, any Restricted Subsidiary or any New York/New Jersey Company shall have sent its shareholders generally (other than tax returns unless specifically requested under clause (h) of this Section 9.01), copies of financial statements and reports which the Company shall have sent to the holders of any Permitted Debt or any Indebtedness specified in Schedule 9.11, to the extent such statements and reports contain information relating to the designation of the Company's Subsidiaries as "restricted subsidiaries" under the Debt Instruments governing any such Indebtedness, and to the calculation of financial ratios thereunder and copies of all regular and periodic reports, if any, which the Company, any Restricted Subsidiary or any New York/New Jersey Company shall have filed with the Securities and Exchange Commission, or any governmental agency substituted therefor, or with any national securities exchange, or with the Federal Communications Commission, or any governmental agency substituted therefor.

            (d) Within 60 days after the end of each of the first three Quarters of each year, and within 120 days after the end of each fiscal year of the Company, a Compliance Certificate, duly completed with respect to such Quarter or fiscal year, as the case may be.

            (e) Within 35 days after the end of each calendar month, a Subscribers' Certificate, duly completed with respect to such month.

            (f) Promptly, notice of the termination, cancellation, nonrenewal or other loss of any Franchise for a cable television system or systems that has had or is likely to have, either alone or in conjunction with all other such losses, a Materially Adverse Effect, the filing of a competing application in connection with any proceeding for renewal of any such Franchise and of any proceeding which involves a material risk of the termination, cancellation, nonrenewal or other loss of any such Franchise.

            (g) As soon as possible and in any event within ten days after any senior executive of the Company or any Restricted Subsidiary or of any general partner of any Restricted Subsidiary shall have obtained knowledge of the occurrence of a Default, a statement describing such Default and the action which is proposed to be taken with respect thereto.

            (h) From time to time, with reasonable promptness, such further information regarding the business, affairs and financial condition of the Company or any of the Restricted Subsidiaries or any of the New York/New Jersey Companies or any of their respective Affiliates or other affiliates as any Bank may reasonably request.

            B. Affirmative Covenants:

      Section 9.02 Taxes and Claims. Each of the Company and the Restricted Subsidiaries will pay and discharge all Taxes imposed upon it or upon its income or profits, or upon any properties or assets belonging to it, and all fees or other charges for Franchises, prior to the date on which penalties attach thereto, and all other lawful claims which, if unpaid, might become a Lien (other than Permitted Liens) upon the property of the Company or any of the Restricted Subsidiaries or result in the loss of a Franchise, provided that none of the Company and the Restricted Subsidiaries shall be required to pay any such Tax, fee or other claim the payment of which is being contested in good faith and by proper proceedings if it maintains adequate reserves in accordance with generally accepted accounting principles with respect thereto.

      Section 9.03 Insurance. Each of the Company and the Restricted Subsidiaries will maintain insurance issued by responsible companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which the Company or such Restricted Subsidiary operates. The Company will furnish to any Bank, upon the request of such Bank from time to time, full information as to the insurance maintained in accordance with this Section 9.03.

      Section 9.04 Maintenance of Existence; Conduct of Business. Each of the Company and the Restricted Subsidiaries will preserve and maintain its legal existence and all of its rights, privileges and franchises (including Franchises), except (i) where a failure to do so, singly or in the aggregate, is not likely to have a Materially Adverse Effect or (ii) pursuant to a Permitted Restricted Subsidiary Transaction.

      Section 9.05 Maintenance of and Access to Properties. Each of the Company and the Restricted Subsidiaries will keep all of its properties and assets necessary in its business in good working order and condition, ordinary wear and tear excepted, and will permit representatives of the respective Banks to inspect such properties, and to examine and make extracts from its books and records, during normal business hours.

      Section 9.06 Compliance with Applicable Laws. Each of the Company and the Restricted Subsidiaries will comply with the requirements of all applicable, including but not limited to environmental, laws, rules, regulations and orders of any governmental body or regulatory authority a breach of which is likely to have, singly or in the aggregate, a Materially Adverse Effect, except where contested in good faith and by proper proceedings if it maintains adequate reserves in accordance with generally accepted accounting principles with respect thereto.

      Section 9.07 Litigation. Each of the Company and the Restricted Subsidiaries will promptly give to the Administrative Agent notice in writing (and the Administrative Agent will notify each Bank) of all litigation and of all proceedings before any courts, arbitrators or governmental or regulatory agencies against it or, to its knowledge, otherwise affecting it or any of its respective properties or assets, except litigation or proceedings which, if adversely determined, is not likely to, singly or in the aggregate, have a Materially Adverse Effect. Following the initial notice of each such litigation or proceeding, supplementary notices of all material developments in respect thereof shall be given from time to time in like manner.

      Section 9.08 Subsidiaries. (a) Unless Section 9.08(b) is applicable, any New Subsidiary acquired or formed by the Company shall be deemed an Unrestricted Subsidiary. The Company may designate any such New Unrestricted Subsidiary as a Programming Company by giving a notice captioned "Designation of Unrestricted Subsidiary as Programming Company" to the Administrative Agent promptly upon the acquisition or formation of such New Unrestricted Subsidiary, such notice to specify whether such New Unrestricted Subsidiary has been designated as a "restricted subsidiary" for purposes of any Debt Instruments governing any Permitted Debt or any Indebtedness specified in Schedule 9.11.

            (b) The Company may designate any New Subsidiary as a Restricted Subsidiary by giving a notice captioned "Designation of Restricted Subsidiary" to the Administrative Agent promptly upon the acquisition or formation of such New Subsidiary, such notice to specify whether such New Subsidiary has been designated as a "restricted subsidiary" for purposes of any Debt Instruments governing any Permitted Debt or any Indebtedness specified in Schedule 9.11. Promptly upon such designation, the Company will cause (by documentation satisfactory to the Majority Banks) such New Restricted Subsidiary to undertake all of the obligations of a "Restricted Subsidiary" and, except in the case of any New Subsidiary that is a Subsidiary of CMFRI, a "Guarantor" under this Agreement. Each such New Restricted Subsidiary shall thereafter be a "Restricted Subsidiary" and, if applicable, a "Guarantor" for all purposes of this Agreement.

            (c)(i) The Company may redesignate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary by giving a notice to the Administrative Agent captioned "Redesignation of Restricted Subsidiary" or "Redesignation of Unrestricted Subsidiary", as the case may be, so long as the Company and the Restricted Subsidiaries shall comply with Section 9.15(a) and (b), as applicable, in connection with any such redesignation. In the case of any redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary, promptly upon such redesignation, the Company will cause (by documentation satisfactory to the Majority Banks) such New Restricted Subsidiary to undertake all of the obligations of a "Restricted Subsidiary" and, except in the case of CMFRI or any Subsidiary of CMFRI, a "Guarantor" under this Agreement. Each such New Restricted Subsidiary shall thereafter be a "Restricted Subsidiary" and, if applicable, a "Guarantor" for all purposes of this Agreement.

            (ii) Notwithstanding anything to the contrary in this Agreement, each redesignation of any Restricted Subsidiary as an Unrestricted Subsidiary or of any Unrestricted Subsidiary as a Restricted Subsidiary pursuant to subparagraph (i) above shall be deemed a disposition or acquisition of assets, as the case may be, which shall be subject to Section 9.15(a) and (b), as applicable.

      Section 9.09 Franchises. The Restricted Subsidiaries will comply with all of their obligations under their respective Franchises, except for failures to comply which, singly or in the aggregate, are not likely to have a Materially Adverse Effect.

      Section 9.10 Interest Selection; Interest Swap Agreements. The Company shall, not later than 60 days after the Effective Date and at all times thereafter, fix or place a limit upon its interest obligations in respect of at least 50% of the Indebtedness (other than Indebtedness consisting of Obligations arising solely under Interest Swap Agreements) of the Company and the Restricted Subsidiaries outstanding at such times, either by the terms of such Indebtedness or by the entering into of Interest Swap Agreements.

            C. Negative Covenants:

      Section 9.11 Indebtedness. Neither the Company nor any Restricted Subsidiary will create, incur or suffer to exist any Indebtedness except:

                  (i) Indebtedness hereunder and under the CMFRI Agreement;

                  (ii) short-term Indebtedness incurred for working capital purposes up to but not exceeding $30,000,000 in aggregate principal amount at any one time outstanding provided, however, that no more than $10,000,000 of such short-term Indebtedness may be incurred from any Person that is not a Bank;

                  (iii) Permitted Debt;

                  (iv) obligations under or in respect of Interest Swap Agreements up to an aggregate notional principal amount not to exceed at any time an amount equal to the Aggregate Commitments of all the Banks in the aggregate at such time less, at any time that any New York/New Jersey Commitment is in effect, $800,000,000;

                  (v) Guarantees and letters of credit permitted by Section 9.12 hereof;

                  (vi) Indebtedness to Restricted Subsidiaries or the Company;

                  (vii) Capital Lease Obligations other than in respect of leases of real property, and Indebtedness incurred to finance the purchase price of property other than real property, so long as the aggregate principal amount of all such Indebtedness outstanding at any one time shall not exceed the sum of $50,000,000;

                  (viii) Indebtedness issued and outstanding on the date hereof to the extent set forth on Schedule 9.11 hereto and any renewals, extensions or refundings thereof in a principal amount not to exceed the amount so renewed, extended or refunded;

                  (ix) Indebtedness incurred as consideration for any acquisition permitted by Section 9.15(b) and consisting solely of a deferred or contingent obligation to deliver common stock of the Company;

                  (x) (A) Indebtedness in respect of the acquisition, development or improvement of real estate (including, without limitation, Indebtedness incurred in connection with the issuance of tax-exempt industrial development bonds or in connection with a letter of credit supporting such bonds) and (B) Indebtedness in respect of aircraft leases up to but not exceeding $45,000,000 in aggregate principal amount at any one time outstanding, provided that the aggregate principal amount of all such Indebtedness described in clauses (A) and (B) of this clause (x) at any one time outstanding shall not exceed $90,000,000; and

                  (xi) Indebtedness in respect of the Sutton Notes (as defined in the 1996 Agreement) in an aggregate principal amount not in excess of $151,000,000, provided that such Indebtedness shall be repaid in full on or prior to the twentieth day after the Effective Date.

      Section 9.12 Contingent Liabilities. Neither the Company nor any Restricted Subsidiary will, directly or indirectly (including, without limitation, by means of causing a bank to open a letter of credit), guarantee, endorse, contingently agree to purchase or to furnish funds for the payment or maintenance of, or otherwise be or become contingently liable upon or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or guarantee the payment of dividends or other distributions upon the stock or other ownership interests of any Person, or agree to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of its obligations or to assure a creditor against loss (all such transactions being herein called "Guarantees"), except:

                  (i) the Guarantees in Article VI hereof;

                  (ii) endorsements of negotiable instruments for deposit or collection in the ordinary course of business;

                  (iii) the Guarantees described in Schedule 9.12;

                  (iv) Guarantees by the Company or one or more of the Restricted Subsidiaries of Indebtedness of, and other obligations (incurred in the ordinary course of business) of, another Restricted Subsidiary, but only if such Indebtedness or obligations are permitted by this Agreement;

                  (v) other Guarantees by the Company, provided that the outstanding aggregate amount of the obligations guaranteed does not exceed $30,000,000 at any time;

                  (vi) Capital Lease Obligations to the extent they constitute Guarantees by reason of having been assigned by the lessor to a lender to such lessor (provided that the obligors in respect of such Capital Lease Obligations do not increase their liability by reason of such assignment);

                  (vii) the Syndicated Letters of Credit or Bank Letters of Credit, provided that Syndicated Letters of Credit or Bank Letters of Credit which constitute Investments shall be subject to the limits specified in Section 9.16 hereof;

                  (viii) surety bonds in an aggregate amount at any one time not to exceed $50,000,000;

                  (ix) any Guarantee by the Company of the obligations of any Unrestricted Subsidiary so long as (A) recourse to the Company thereunder is limited solely to shares of capital stock of such Unrestricted Subsidiary or its Subsidiaries and to no other assets of the Company or the Restricted Subsidiaries and (B) neither the Company nor any Restricted Subsidiary agrees, in connection therewith, to any limitation on the amount of Indebtedness which may be incurred by them, to the granting of any Liens on assets of the Company or any of the Restricted Subsidiaries (other than shares of stock of such Unrestricted Subsidiary or its Subsidiaries), to any acquisition or disposition of any assets of the Company or the Restricted Subsidiaries (other than shares of capital stock of such Unrestricted Subsidiary or its Subsidiaries) or to any modification or supplement of this

      Agreement or any agreement entered into by the Company or any of the Restricted Subsidiaries refinancing any substantial portion of the Indebtedness outstanding under this Agreement; and

                  (x) Guarantees which (A) would constitute Investments which are not prohibited by Section 9.16 hereof (other than by reason of subsection (iv) thereof) or (B) would constitute Investments but for the provision of clause (A) of the final paragraph of Section 9.16 hereof.

      Section 9.13 Liens. Neither the Company nor any Restricted Subsidiary will create or suffer to exist any mortgage, pledge, security interest, conditional sale or other title retention agreement, lien, charge or encumbrance upon any of its assets, now owned or hereafter acquired, securing any Indebtedness or other obligation (all such security being herein called "Liens"), except:

                  (i) Liens on tangible personal property securing Indebtedness owed to the Company;

                  (ii) Liens securing Indebtedness permitted by Section 9.11(vii) hereof to the extent such Liens attach solely to the assets (x) subject to Capital Leases constituting such Indebtedness or (y) acquired with the proceeds of such Indebtedness;

                  (iii) Liens securing the obligations of the Company and the Restricted Subsidiaries hereunder, under the CMFRI Agreement and under New York/New Jersey Agreement.

                  (iv) Permitted Liens;

                  (v) other Liens on tangible personal property in effect on the date hereof to the extent set forth on Schedule 9.13 hereto; and

                  (vi) Liens on shares of the capital stock of, or partnership interest in, any Unrestricted Subsidiary.

In addition, neither the Company nor any Restricted Subsidiary will enter into or permit to exist any undertaking by it or affecting any of its properties whereby the Company or such Restricted Subsidiary shall agree with any Person (other than the Banks or the Administrative Agent) not to create or suffer to exist any Liens in favor of any other Person, provided that the foregoing restriction shall not apply to any such undertaking contained in any indenture or other agreement governing any Permitted Debt (other than any New Subordinated
Debt).

            Section 9.14 Leases. Neither the Company nor any Restricted Subsidiary will incur, assume or have outstanding any obligation to pay rent under Leases (as lessee, guarantor or otherwise) except:

                  (i) Pole Rental Leases and Leases of microwave transmission and/or reception rights related to the operation of the Company and the Restricted Subsidiaries;

                  (ii) obligations under Leases by one Restricted Subsidiary to another Restricted Subsidiary; and

                  (iii) obligations under Leases of equipment and other real or personal property for use in the ordinary course of its business or the business of a Programming Company or CSC Technology.

      Section 9.15 Mergers, Acquisitions and Dispositions, Etc. (a) Neither the Company nor any Restricted Subsidiary will consolidate or merge with any Person, or sell, lease, license, assign, transfer or otherwise dispose of any part of its business, assets or rights (including by means of any redesignation of any Restricted Subsidiary as an Unrestricted Subsidiary pursuant to Section 9.08(c)), except:

                  (i) dispositions by Restricted Subsidiaries to, or mergers or consolidations of Restricted Subsidiaries with or into, the Company or other Restricted Subsidiaries;

                  (ii) subject to Section 9.19 hereof, sales by the Company or any Restricted Subsidiary to Affiliates of surplus inventory, equipment and fixed assets originally acquired for use by the Company or such Restricted Subsidiary in its own business;

                  (iii) dispositions in the ordinary course of business (including dispositions of obsolete or worn-out property and other property reasonably determined by the management of the disposing entity to be not used or useful in its business);

                  (iv) dispositions of any Margin Stock;

                  (v) dispositions by the Company or any Restricted Subsidiary (including, but not limited to, by merger or consolidation of any Restricted Subsidiary) of assets (including any such dispositions in connection with which assets are acquired in exchange for any assets so disposed), provided that, in the case of any such disposition:

                  (A) immediately prior to, and after giving effect to, such disposition, no Default shall have occurred and be continuing; and

                  (B) at any time when the Cash Flow Ratio exceeds 5.50 to 1, the amount of Operating Cash Flow attributable to the assets to be disposed (other than pursuant to the Kalamazoo Sale) for the twelve-month or five-year, as the case may be, period ending on the last day of the calendar month immediately preceding the month in which such disposition is to occur (such twelve-month or five-year period being referred to herein as the relevant "Test Period"), together with the aggregate amount of Operating Cash Flow for the relevant Test Period attributable to any other assets so disposed by the Company, any Restricted Subsidiary or any New York/New Jersey Company (other than pursuant to the Kalamazoo Sale) during the twelve-month or five-year, as the case may be, period prior to the date that such disposition is to occur, shall not exceed (x) in the case of such twelve-month Test Period, 35% of the aggregate amount of Operating

            Cash Flow for such Test Period and (y) in the case of such five-year Test Period, 50% of the aggregate amount of Operating Cash Flow for such Test Period.

      The Company shall furnish to the Administrative Agent prior to any such disposition (1) a certificate of an officer of the Company certifying compliance with the requirements of clauses (A) and, if applicable, (B) of this subparagraph (v) and (2) in the case of any disposition to which clause (B) is applicable, a reasonably detailed description of such disposition demonstrating compliance with all of its and the Restricted Subsidiaries' covenants and agreements under this Agreement both before and after giving effect to such disposition.

            (b) Neither the Company nor any Restricted Subsidiary will purchase or acquire assets from, or the business or assets of, any other Person (including by means of any redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary pursuant to Section 9.08(c)), except:

                  (i) the purchase of assets in the ordinary course of business as conducted on the Effective Date by the Company and the Restricted Subsidiaries;

                  (ii) the acquisition (including, without limitation, by merger or consolidation of any Restricted Subsidiary) of all or any part of the business or assets of any Person, provided that, in the case of any such acquisition:

                  (A) immediately prior to, and after giving effect to, any such acquisition no Default shall have occurred and be continuing; and

                  (B) if the assets so acquired consist of stock or other
            ownership interests of any Person which is to be designated (or redesignated) a "Restricted Subsidiary", the Company and the Restricted Subsidiaries shall acquire in the aggregate not less than 80% of the issued and outstanding shares of all classes of stock, or other ownership interests, of such Person;

      the Company shall furnish to the Administrative Agent prior to any such acquisition (1) a certificate of an officer of the Company certifying compliance with the requirements of clauses (A) and (B) of this subparagraph (ii) and (2) a reasonably detailed description of such acquisition demonstrating compliance with all of its and the Restricted Subsidiaries' covenants and agreements under this Agreement both before and after giving effect to such acquisition; and

                  (iii) purchases and acquisitions by the Company or Restricted Subsidiaries from (including, but not limited to, by merger or consolidation with) other Restricted Subsidiaries.

      Section 9.16 Investments. Neither the Company nor any Restricted Subsidiary will, directly or indirectly, make or permit to remain outstanding any advances, loans, accounts receivable (other than (x) accounts receivable arising in the ordinary course of business of the Company or such Restricted Subsidiary and (y) accounts receivable owing to the Company from any Unrestricted Subsidiary for management services (other than such accounts receivable that constitute direct charges or out-of-pocket expenses relating to such services) provided by the Company to such Unrestricted Subsidiary) or other extensions of credit (excluding, however, accrued and unpaid interest in respect of any advance, loan or other extension of credit) or capital contributions to (by means of transfers of property to others, or payments for property or services for the account or use of others, or otherwise), or purchase or own any stocks, bonds, notes, debentures or other securities (including, without limitation, any interests in any partnership, joint venture or joint adventure) of, or any bank accounts with, or Guarantee any Indebtedness or other obligations of, any Person (all such transactions being herein called "Investments"), except:

                  (i) Bank Deposits. Bank accounts with, and banker's acceptances and certificates of deposit of, banks having a combined capital and surplus of at least $100,000,000 and (in the case of the Company, so long as no Default exists) certificates of deposit of Norstar Bank of Long Island and (in the case of Restricted Subsidiaries, so long as no Default exists) demand deposits with Norstar Bank of Long Island and other banks, provided that the aggregate amount of all such certificates of deposit and demand deposits with Norstar Bank of Long Island and such other banks shall not exceed $5,000,000;

                  (ii) Government Securities and Commercial Paper. Readily marketable securities issued or guaranteed by the United States Government and commercial paper rated P-1 by the National Credit Office of Moody's Investors Service Inc. or bearing a similar rating by another nationally recognized rating agency;

                  (iii) Existing Investments. Investments outstanding as of the date hereof to the extent set forth on Schedule 9.16 hereto;

                  (iv) Permitted Guarantees. Guarantees permitted under Section
      9.12 hereof;

                  (v) Unspecified Investments. Other Investments made after the Effective Date so long as, in the case of any Investment in any Person other than a Restricted Subsidiary or the Company, (A) no Default shall have occurred both before and after giving effect to each such Investment and (B) in the case of any such Investment or series of related Investments (other than Specified Investments) in an aggregate amount in excess of $50,000,000, the Company shall have furnished to the Banks a reasonably detailed description of such Investment or series of Investments demonstrating compliance with all of its and the Restricted Subsidiaries' covenants and agreements under this Agreement both before and after giving effect to such Investment or series of Investments.

Notwithstanding anything in this Section 9.16 to the contrary, (A) Investments shall not include any transaction that would otherwise constitute an Investment to the extent the consideration provided by the Company in connection therewith consists of common stock of the Company or, to the extent that the consideration provided by the Company consists of a deferred or contingent obligation, (x) such obligation can be satisfied with the delivery of common stock of the Company and (y) the Company covenants and agrees in a notice to the Banks that such obligation shall be satisfied solely by the delivery of such common stock and (B) the amount of any Investments described herein shall be determined without regard to writedowns or write-offs thereof that may occur at any time and from time to time after the date.

      Section 9.17 Restricted Payments. Neither the Company nor any Restricted Subsidiary will, directly or indirectly, make or declare any Restricted Payment (other than any Restricted Payment payable (and paid) in common stock of the Company) at any time, except that so long as no Default shall have occurred and be continuing at the time such Restricted Payment is made or would result from the making or declaration of such Restricted Payment, the Company may (i) make Restricted Payments at any time when the Cash Flow Ratio is less than 5.50 to 1,
(ii) make Restricted Payments in respect of preferred stock of the Company to the extent made with Refunding Proceeds, (iii) purchase for cash, or pay dividends on the Company's common stock in amounts to be applied by Parent Corp. solely for the purchase for cash of, capital stock of the Company or Parent Corp. from any employee of the Company other than Dolan, so long as the amount of such purchase, together with the amount of all other purchases and payments of dividends by the Company contemplated by this Section 9.17(iii) on or after the Effective Date, does not exceed $50,000,000, (iv) make any Restricted Payment in respect of the preferred stock of the Company to the extent payable in New Preferred Stock of the Company, (v) pay any dividends or other distributions in respect of any preferred stock of the Company, (vi) pay any dividends or other distributions on any common stock of the Company, provided that the aggregate amount of all such dividends or other distributions made pursuant to this clause (vi) shall not exceed the sum of (x) $100,000,000 and
(y) the aggregate amount of all Net Cash Proceeds from New Common Stock (other than any such Net Cash Proceeds previously applied as Refunding Proceeds) and
(vii) make Restricted Payments in cash to the extent made to redeem not more than 33 1/3% of the Company's Series H Preferred Stock and/or not more than 50%of the Company's Series M Preferred Stock, provided that the aggregate amount of all such Restricted Payments made pursuant to this clause (vii) shall not exceed 110% of the aggregate accreted amount of such percentage of such Series H and Series M Preferred Stock determined in accordance with the calculations set forth on Schedule 9.17 hereto.

      Section 9.18 Business. At any time at which the Cash Flow Ratio exceeds
5.50 to 1, the Company and the Restricted Subsidiaries shall not permit the portion of consolidated gross revenues of the Company and the Restricted Subsidiaries derived from the business of developing, constructing, owning, acquiring, altering, repairing, financing, operating, maintaining, publishing, distributing, promoting and otherwise exploiting cable television systems and related businesses, including, without limitation, telecommunications services, data transmission and telephony activities, for any Quarter to be less than 90% of the total consolidated gross revenues of the Company and the Restricted Subsidiaries for such Quarter. None of the Franchise Holding Companies will engage in any business other than acting as a nominee for the Company or Restricted Subsidiary for which it holds a Franchise or Franchises and will not own or hold any property other than such Franchise or Franchises, pole attachment agreements, insurance contracts and related bonds, and stock of other Franchise Holding Companies, or incur or be liable for any Indebtedness or other obligations other than obligations (except for borrowed money) arising out of the ownership or leasing as lessee of any such property which such Franchise Holding Company is permitted to own or hold by this Section 9.18 (provided that each such obligation would not be prohibited by any provision of this Agreement were it incurred by the Company or the Restricted Subsidiary for which such Franchise Holding Company acts as nominee and all such obligations which, under generally accepted accounting principles, are required to be reflected on a balance sheet of such Franchise Holding Company are reflected in the balance sheets of the Company or the Restricted Subsidiary for which such Franchise Holding Company acts as nominee required to be furnished to the Banks hereunder).

      Section 9.19 Transactions with Affiliates. Neither the Company nor any Restricted Subsidiary will effect any transaction with any of its Affiliates that is not a Restricted Subsidiary on a basis less favorable to the Company or such Restricted Subsidiary than would at the time be obtainable for a comparable transaction in arms-length dealing with an unrelated third party.

      Section 9.20 Amendments of Certain Instruments. Neither the Company nor any Restricted Subsidiary will modify or supplement, or consent to any waiver of any of the provisions of, any Debt Instrument governing any Permitted Debt or any Indebtedness specified in Schedule 9.11. In addition, the Company will not amend, modify or supplement any of the provisions of its charter in respect of preferred stock of the Company, except that the Company may (i) file any amendment or modification thereto or supplement thereof to permit the issuance of New Preferred Stock of the Company and (ii) file a certificate of retirement thereto in respect of (A) the Series A Cumulative Convertible Preferred Stock and the Series B Cumulative Convertible Preferred Stock of the Company and (B) any other series of preferred stock of the Company the purchase, acquisition, redemption or retirement of which is permitted by this Agreement.

      Section 9.21 Issuance of Stock. The Company will not permit any Restricted Subsidiary to issue any shares of stock or other ownership interests in such Restricted Subsidiary if, after giving effect thereto, the percentage of the ownership interests in such Restricted Subsidiary held by the Company and the Restricted Subsidiaries immediately prior to such issuance would be decreased.

            D. Financial Covenants:

      Section 9.22 Operating Cash Flow. (a) Operating Cash Flow to Total Interest Expense. The Company and the Restricted Subsidiaries will cause, for each Quarter, the ratio of Operating Cash Flow for the period of two Quarters ending with such Quarter to Total Interest Expense for such period of two Quarters ending with such Quarter to be at least the following respective amounts at any time during the following respective periods:

                             Period                                   Ratio
                             ------                                   -----

         from and including the Effective Date to and
         including the Quarter ended December 31,
         1998                                                       1.50 to 1
         from and including January 1, 1999 to and including
         the Quarter ended December 31, 2000                        1.75 to 1
         on and after January 1, 2000                               2.00 to 1

            (b) Operating Cash Flow less Consolidated Cash Taxes to Total Fixed Charges. The Company and the Restricted Subsidiaries will cause, for each Quarter, the ratio of (i) Operating Cash Flow for the period of two Quarters ending with such Quarter less Consolidated Cash Taxes paid during such period of two Quarters to (ii) Total Fixed Charges for such period of two Quarters ending with such Quarter to be at least 1.20 to 1.

      Section 9.23 Cash Flow Ratio. The Company and the Restricted Subsidiaries will not permit the Cash Flow Ratio to exceed the following respective amounts at any time during the following respective periods:

                Period                                        Ratio
                ------                                        -----
from and including the Effective                            6.50 to 1
         Date to and including December 31, 1999

from and including January 1, 2000                          6.25 to 1
         to and including September 30, 2000
from and including October 1, 2000                          6.00 to 1
        to and including June 30, 2001
from and including July 1, 2001                             5.75 to 1
        to and including December 31, 2001
from and including January 1, 2002                          5.50 to 1
        to and including June 30, 2002
from and including July 1, 2002                             5.25 to 1
        to and including December 31, 2002
on and after January 1, 2003                                5.00 to 1

            E. Additional Covenants:

      Section 9.24 Certain Subsidiaries. The Company will cause each of CMFRI and its Subsidiaries to comply with each covenant hereunder applicable to it.

      Section 9.25 Permitted Restricted Subsidiary Transactions. In the event of any Permitted Restricted Subsidiary Transaction by CMFRI or any of its Subsidiaries to any other Restricted Subsidiary, the Company shall cause such Restricted Subsidiary to, and such Restricted Subsidiary shall, no later than two Business Days prior to such event, undertake (by documentation satisfactory to the Majority Banks) all of the obligations of the Company and CMFRI under the CMFRI Agreement, whereupon such Restricted Subsidiary shall be obligated to pay all amounts thereunder in accordance with the terms thereof.

                                    ARTICLE X

                                    DEFAULTS

      Section 10.01 Events of Default. If any one of the following "Events of Default" shall occur and be continuing, namely:

            (a) Any representation or warranty in this Agreement or in any certificate, statement or other document furnished to the Banks or the Administrative Agent under this Agreement (including, without limitation, any amendment thereto), or any certification made or deemed to have been made by the Company to any Bank hereunder, shall prove to have been incorrect, or shall be breached, in any material respect when made or deemed made; or

            (b) Default in the payment when due of any principal on any Note or any Reimbursement Obligation or default in the payment when due of interest on any Note or any other amount payable to any Bank or the Administrative Agent hereunder, and the failure to pay such interest or such other amount by 11:00 a.m. on the second next following Business Day; or

            (c) Default by the Company or any of the Restricted Subsidiaries in the performance or observance of any of its agreements in Article IX hereof (other than Sections 9.01, 9.02, 9.03, 9.04, 9.05, 9.06, 9.07 and 9.16 hereof but including Section 9.01(g) hereof); or

            (d) Default by the Company or any of the Restricted Subsidiaries in the performance or observance of any of its other agreements herein which shall remain unremedied for 30 days after notice thereof shall have been given to the Company by any Bank (provided that such period shall be five days and no such notice shall be required in the case of a default under Section 9.01(e) or 9.16 hereof and provided further that such period shall be fifteen days and no such notice shall be required in the case of a default under Section 9.01(d) hereof); or

            (e) Any Indebtedness of the Company or any of the Restricted Subsidiaries in an aggregate principal amount of $10,000,000 or more, excluding any Indebtedness for the deferred purchase price of property or services owed to the Person providing such property or services as to which the Company or such Restricted Subsidiary is contesting its obligation to pay the same in good faith and by proper proceedings and for which the Company or such Restricted

Subsidiary has established appropriate reserves (herein called "Excluded Indebtedness"), shall (i) become due before stated maturity by the acceleration of the maturity thereof by reason of default or (ii) become due by its terms and shall not be promptly paid or extended; or

            (f) Any default under any indenture, credit agreement or loan agreement or other agreement or instrument under which Indebtedness of the Company or any of the Restricted Subsidiaries constituting indebtedness for borrowed money in an aggregate principal amount of $2,000,000 or more is outstanding (other than Excluded Indebtedness), or by which any such Indebtedness is evidenced, shall have occurred and shall continue for a period of time sufficient to permit the holder or holders of any such Indebtedness (or a trustee or agent on its or their behalf) to accelerate the maturity thereof or to enforce any Lien provided for by any such indenture, agreement or instrument, as the case may be, unless such default shall have been permanently waived by the respective holder of such Indebtedness; or

            (g) The Company or any of the Restricted Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) commence a voluntary case under the Federal bankruptcy laws (as now or hereafter in effect), (vi) file a petition seeking to take advantage of any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, (vii) acquiesce in writing to, or fail to controvert in a timely and appropriate manner, any petition filed against the Company or any Restricted Subsidiary in any involuntary case under such bankruptcy laws, or
(viii) take any action for the purpose of effecting any of the foregoing; or

            (h) A case or other proceeding shall be commenced, without the application, approval or consent of the Company or any of the Restricted Subsidiaries, in any court of competent jurisdiction, seeking the liquidation, reorganization, dissolution, winding up, or composition or readjustment or debts of the Company or any Restricted Subsidiary, the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or such Restricted Subsidiary or of all or any substantial part of its assets, or any other similar action with respect to the Company or such Restricted Subsidiary under the laws of bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for any period of 30 consecutive days, or an order for relief against the Company or any Restricted Subsidiary shall be entered in an involuntary case under the Federal bankruptcy laws (as now or hereafter in effect); or

            (i) A judgment for the payment of money in excess of $1,000,000 shall be rendered against the Company or any Restricted Subsidiary and such judgment shall remain unsatisfied and in effect for any period of 30 consecutive days without a stay of execution or (if a stay is not provided for by applicable law) without having been fully bonded; or

            (j) Any Franchise issued to the Company or any Restricted Subsidiary shall be revoked or canceled or expire by its terms and not be renewed, or shall be modified in a manner adverse to the Company or the Restricted Subsidiary utilizing such Franchise, if such action is likely to have a Materially Adverse Effect; or

            (k) (i) Any Termination Event shall occur; (ii) any Accumulated Funding Deficiency, whether or not waived, shall exist with respect to any Plan;
(iii) any Person shall engage in any Prohibited Transaction involving any Plan;
(iv) the Company or any ERISA Affiliate is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from the Company's or any ERISA Affiliate's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Plan; (v) the Company or any ERISA Affiliate shall fail to pay when due an amount which is payable by it to the PBGC or to a Plan under Title IV of ERISA and which, when aggregated with all other such amounts with respect to the payment of which the Company and its ERISA Affiliates are at the time in default, exceeds $500,000; (vi) a proceeding shall be instituted by a fiduciary of any Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; and by reason of any or all of such events described in clauses (i) through (vi) as applicable there shall or could result in actual or potential liability of the Company and any ERISA Affiliate in excess of $500,000 in the aggregate; or

            (l) (i) Dolan Family Interests shall cease at any time to have beneficial ownership (within the meaning of Rule 13d-3 (as in effect on the date hereof) promulgated under the Securities and Exchange Act of 1934, as amended) of shares of the capital stock of Parent Corp. having sufficient votes to elect (or otherwise designate) at such time a majority of the members of the Board of Directors of Parent Corp. or (ii) Parent Corp. shall cease to own directly 100% of the common stock of the Company, or any Person (other than Parent Corp.) shall obtain the legal or contractual right to own, or to cause the transfer of the ownership of, any of the common stock of the Company, without regard to any required approval of any other Person; or

            (m) Any Event of Default under (and as defined in) the CMFRI Agreement or the New York/New Jersey Agreement shall have occurred and be continuing; or

            (n) The New York/New Jersey Agreement (other than any provision thereof which by the terms thereof survives a termination thereof) shall cease to be in effect at any time and any of the New York/New Jersey Companies shall have failed to become a Restricted Subsidiary in accordance with Section 9.08(b) either at or before such time.

            THEREUPON, the Administrative Agent may (and, if directed by the Majority Banks, shall) by notice to the Company terminate the Commitments of the Banks hereunder (if then outstanding) and the obligation to issue any Syndicated Letter of Credit hereunder, and/or terminate any Syndicated Letter of Credit and/or any Bank Letter of Credit by sending the notice of termination as provided therein and/or declare the unpaid principal of and accrued interest on the Notes, and all other amounts owing hereunder, to be forthwith due and payable, whereupon the same shall be and become forthwith due and payable, without presentment or demand for payment, notice of nonpayment, protest or further notice or demand of any kind, all of which are hereby expressly waived by the Company (provided that the Banks' Commitments hereunder, and the obligation to issue Syndicated Letters of Credit hereunder, shall forthwith terminate and the unpaid principal of and accrued interest on the Notes, and all other amounts owing hereunder, shall automatically become and be forthwith due and payable upon the occurrence of any event specified in clause (g) or (h) above without any such notice or other action, all of which are hereby expressly waived by the Company).

      Section 10.02 Cash Collateral Account. The Company hereby agrees, in addition to the provisions of Section 10.01 hereof, that upon the occurrence and during the continuance of any Event of Default, it shall, upon demand by the Majority Banks (and, in the case of any Event of Default specified in clause (g) or (h) of Section 10.01 hereof, forthwith, without any demand or the taking of any other action by the Banks) pay to the Administrative Agent an amount in immediately available funds equal to the then aggregate undrawn face amount of the Syndicated Letters of Credit and Bank Letters of Credit and that any amounts received by the Administrative Agent pursuant to this Section 10.02 (and all investments of such amounts and earnings and proceeds of such investments) shall be held by the Administrative Agent in a cash collateral account in the name of the Administrative Agent entitled "Cablevision Systems Corporation Letter of Credit Cash Collateral Account" as collateral for the prompt payment and performance when due of the Company's Obligations to the Banks, as the case may be, in respect of all then outstanding Syndicated Letters of Credit and Bank Letters of Credit, and upon satisfaction of the Reimbursement Obligations and the obligations then outstanding of the Company in respect of the Bank Letters of Credit, as collateral for all other Obligations. The balance in such collateral account from time to time (including all earnings thereon) shall be invested and reinvested by the Administrative Agent in such interest-bearing obligations of the type described in clauses (i) and (ii) of Section 9.16 hereof as the Administrative Agent shall from time to time select, and the Company hereby authorizes and directs the Administrative Agent to collect and receive any earnings and proceeds of any such Investments and to credit the net amount of all such receipts to such cash collateral account.

                                   ARTICLE XI

                            THE ADMINISTRATIVE AGENT

      Section 11.01 Appointment, Powers and Immunities. Each Bank hereby appoints and authorizes the Administrative Agent to act as its agent hereunder with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not by reason of this Agreement be a trustee for any Bank. The Administrative Agent shall not be responsible to any of the Banks for any recitals, statements, representations or warranties contained in this Agreement or in any certificate or other document referred to or provided for in, or received by any of the Banks under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document referred to or provided for herein or for any failure by the Company to perform any of its obligations hereunder. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

      Section 11.02 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof received by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions signed by the Majority Banks, and such instructions of the Majority Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

      Section 11.03 Defaults. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on the Obligations) unless the Administrative Agent has received notice from a Bank or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Administrative Agent shall (subject to Section 11.07 hereof) take such action with respect to such Default as shall be reasonably directed by the Majority Banks, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks.

      Section 11.04 Rights as a Bank. With respect to its Commitment and the Loans made by it, the Administrative Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Company, the Restricted Subsidiaries and any of their affiliates as if it were not acting as Administrative Agent, and the Administrative Agent and its affiliates may accept fees and other consideration from the Company, the Restricted Subsidiaries and any of their affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

      Section 11.05 Indemnification. The Banks agree to indemnify the Administrative Agent and the Predecessor Agents (to the extent not reimbursed under Sections 12.03 and 12.04 hereof, but without limiting the obligations of the Company under said Sections 12.03 and 12.04), ratably in accordance with the aggregate principal amount of the Obligations held by the Banks (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent or any Predecessor Agent in any way relating to or arising out of this Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Company is obligated to pay under Sections 12.03 and 12.04 hereof but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified.

      Section 11.06 Non-Reliance on Administrative Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company, the Restricted Subsidiaries and the New York/New Jersey Companies and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other document contemplated by or referred to herein. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Company, the Restricted Subsidiaries and the New York/New Jersey Companies of this Agreement or to inspect the properties or books of the Company, the Restricted Subsidiaries and the New York/New Jersey Companies. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company, the Restricted Subsidiaries and the New York/New Jersey Companies (or any of their Affiliates) which may come into the possession of the Administrative Agent or any of its affiliates.

      Section 11.07 Failure to Act. Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

      Section 11.08 Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Banks and the Company and the Administrative Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a bank organized or licensed under the laws of the United States of America or any State having an office (or an affiliate with an office) in New York, New York and a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article XI shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

      Section 11.09 Agency Fee. So long as the Commitments are outstanding and until payment in full of all Obligations hereunder and the expiration or termination of all Syndicated Letters of Credit and Bank Letters of Credit, the Company will pay to the Administrative Agent such fees as may have been agreed to by the Company and the Administrative Agent. Such fees, once paid, shall be non-refundable.

                                   ARTICLE XII

                                  MISCELLANEOUS

      Section 12.01 No Waiver. No failure on the part of the Administrative Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

      Section 12.02 Notices. All notices and other communications provided for herein shall be by telegraph, cable or in writing and telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the "Address for Notices" specified in Schedule 12.02 hereto or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in Section 2.02 hereof, all notices and other communications hereunder shall be deemed to have been duly given when transmitted by telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, four Business Days after the date deposited in the mails, airmail postage prepaid, in each case given or addressed as aforesaid.

      Section 12.03 Expenses, Etc. The Company shall pay or reimburse each of the Banks and the Administrative Agent for: (a) the reasonable fees and expenses of Winthrop, Stimson, Putnam & Roberts, special New York counsel to the Administrative Agent, in connection with (i) the negotiation, preparation, execution and delivery of this Agreement, the Notes and the other documents contemplated by or referred to herein, the making of the Loans and the issuance of Syndicated Letters of Credit or Bank Letters of Credit hereunder and (ii) any amendment, modification or waiver of any of the terms of this Agreement, the Notes or any of such other documents; (b) all reasonable costs and expenses of the Banks and the Administrative Agent (including reasonable counsels' fees and expenses) in connection with the enforcement, protection, preservation or exercise of any of their rights under this Agreement, the Notes and the other documents contemplated by or referred to herein; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, any of the Notes or any other document referred to herein. The Company shall (to the fullest extent permitted by applicable law) indemnify the Administrative Agent, the Predecessor Agents, the Banks and each affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or in any way relate to or result from any actual or proposed use by the Company of the proceeds of any of the extensions of credit (whether a Loan, a Syndicated Letter of Credit or a participation therein, or a Bank Letter of Credit) hereunder and/or the negotiation, execution, delivery or performance of this Agreement or the Notes or any extensions of credit (whether a Loan, a Syndicated Letter of Credit or a participation therein, or a Bank Letter of Credit) made or to be made hereunder or from any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing, and the Company shall reimburse the Administrative Agent and each Bank, and each affiliate thereof and their respective directors, officers, employees and agents, upon demand, for any expenses (including legal fees) incurred in connection with any such investigation or proceeding (but excluding any such losses, liabilities, claims, damages, or expenses to the extent, but only to the extent, caused by action taken which constitutes the gross negligence or willful misconduct of the Person to be indemnified). If and to the extent that the obligations of the Company under the preceding sentence may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the losses, liabilities, claims, damages and expenses referred to above as may be permitted by applicable law.

      Section 12.04 Letter of Credit Indemnification. The Company hereby indemnifies and holds harmless each Bank and the Administrative Agent from and against any and all claims and damages, losses, liabilities, costs or expenses which such Bank or the Administrative Agent may incur (or which may be claimed against such Bank or the Administrative Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Syndicated Letter of Credit or Bank Letter of Credit; provided that the Company shall not be required to indemnify any Bank or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of such Bank or the Administrative Agent in determining whether a request presented under any Syndicated Letter of Credit or Bank Letter of Credit complied with the terms of such Syndicated Letter of Credit or Bank Letter of Credit or (ii) such Bank's failure to pay under any Syndicated Letter of Credit or Bank Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Syndicated Letter of Credit or Bank Letter of Credit. Nothing in this Section
12.04 is intended to limit the obligations of the Company hereunder.

      Section 12.05 Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor any consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be agreed or consented to by the Majority Banks, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) increase the Commitment of any of the Banks, extend the Commitment Termination Date or any date on which the

Commitments are scheduled to reduce hereunder, or subject the Banks to any additional obligations; (b) reduce the principal of, or interest on, or fees with respect to, the Obligations or the amount of any scheduled payments thereof; (c) postpone any date fixed for payment of principal of, or interest on, or fees with respect to, the Obligations or the Notes; (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Obligations, or the number of Banks which shall be required for the Banks or any of them to take any action under this Agreement; (e) release all or a significant portion of any collateral for the Obligations; (f) change any provision contained in Section 2.04(b)(ii) (other than clause (F) of the proviso therein), Section 3.01(b)(iii), Section 4.05, Articles V, VI, VII, Section 12.03 hereof or this Section 12.05; and (g) release or remove any Guarantor from its obligations hereunder other than any such release or removal resulting from a transaction permitted by Section 9.15 hereof. Anything in this Section 12.05 to the contrary, no amendment, waiver or consent shall be made with respect to the matters set forth in the proviso to the previous sentence and the Administrative Agent shall not release any balance in the cash collateral account described in
Section 10.02 hereof without the prior written consent of each Bank.

      Section 12.06 Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            (b) Neither the Company nor any Guarantor may sell or assign its rights or obligations hereunder or under the Notes without the prior consent of all of the Banks and the Administrative Agent.

            (c) At any time after the Effective Date, a Bank may sell a participation of all or part of its rights and obligations under such Bank's Commitment under this Agreement and the Notes to one or more commercial banks, investment companies or other financial institutions that enter into participations of the type contemplated by this Section 12.06 in the ordinary course of their business and that qualify as "accredited investors," as such term is defined under Regulation D of the Securities Act of 1933, as amended (each, a "participant"), such participant's rights against such Bank to be set forth in a participation agreement (a "Participation Agreement"); provided, however, that (i) such Bank shall have submitted in writing to the Company and to the Administrative Agent a request that each of the Company and the Administrative Agent consent to the choice of such participant, (ii) the Company and the Administrative Agent shall have consented in writing to the choice of such participant prior to the time of effectiveness of such participation, such consent not to be unreasonably withheld or delayed, (iii) such participation, when added to the contemporaneous participations made by such Bank under the CMFRI Agreement and, if then in effect, the New York/New Jersey Agreement, must be in an amount not less than $10,000,000, (iv) such participation shall be sold pro rata between such Bank's Commitment, such Bank's CMFRI Commitment and, if the New York/New Jersey Agreement is then in effect, such Bank's New York/New Jersey Commitment based on the relationship of each such Commitment to such Bank's Aggregate Commitment and (v) in the event such Bank was party to this Agreement on the Effective Date, after giving effect to such participation such Bank's Aggregate Commitment not so participated if any shall be at least $10,000,000. All amounts payable by the Company to any Bank under Article V hereof shall be determined as if such Bank had not sold any such participation and as if such Bank were funding all of its Commitment and Loans in the same way that it is funding the Commitment and Loans in which no participations have been sold. In no event shall a Bank that sells a participation be obligated to the participant under its Participation Agreement to refrain from taking any action hereunder or under such Bank's Note except that such Bank may agree in such Participation Agreement that it will not, without the consent of such participant, agree to (A) extend the Commitment Termination Date or any date on which any Commitments are scheduled to reduce hereunder, (B) reduce the principal of, or interest on, the Obligations or under the Notes or any Commitment Fee, (C) postpone any date fixed for payment of the principal of, or interest on, the Obligations or under the Notes, (D) consent to any release of all or a significant portion of any collateral for the Obligations or (E) change any provision contained in Article VI hereof. Any Bank selling a participation hereunder shall promptly notify the Company of the effectiveness thereof.

            (d) At any time after the Effective Date, a Bank may assign part of its rights and obligations under such Bank's Commitment under this Agreement and the Notes to one or more commercial banks or other financial institution (each, an "assignee") pursuant to an Assignment and Acceptance; provided, that (i) such Bank shall have submitted in writing to the Company and the Administrative Agent a request that each of the Company and the Administrative Agent consent to the choice of such assignee, (ii) the Company and the Administrative Agent shall have consented in writing to the choice of such assignee prior to the time of effectiveness of such assignment, such consent not to be unreasonably withheld or delayed, (iii) such assignment, when added to the contemporaneous assignments made by such Bank under the CMFRI Agreement and, if then in effect, the New York/New Jersey Agreement, must be in an aggregate amount not less than $10,000,000, (iv) such assignment shall be made pro rata between such Bank's Commitment, such Bank's CMFRI Commitment and, if the New York/New Jersey Agreement is then in effect, such Bank's New York/New Jersey Commitment based on the relationship of each such Commitment to such Bank's Aggregate Commitment,
(v) the parties to each assignment shall execute and deliver to the Administrative Agent, for its approval, acceptance and recording in the books and records maintained pursuant to Section 12.06(f) hereof an Assignment and Acceptance, together with a processing and recordation fee of, when added to the processing and recordation fee under the contemporaneous assignment under the CMFRI Agreement and, if then in effect, the New York/New Jersey Agreement, $3,500 and (vi) in the event such Bank was party to this Agreement on the Effective Date, after giving effect to such assignment, such Bank's Aggregate Commitment shall not be less than $10,000,000. Upon such execution, delivery, approval, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto, and to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and under the Notes and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations hereunder and under the Notes. Any Bank making an assignment hereunder shall promptly notify the Company of the effectiveness thereof. In the event of any such assignment, the Company shall, against receipt of the existing Note of the Bank assignor, issue a new Note to the Bank assignee and, in the case of a partial assignment, to such Bank assignor, in either case appropriately reflecting such assignment.

            (e) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder shall confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or its Subsidiaries or the performance or observance by the Company or its Subsidiaries of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Sections 8.04 and 9.01 hereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

            (f) The Administrative Agent shall maintain books and records in which shall be recorded (i) the names and addresses of the Banks and the Commitments of, and principal amount of Obligations, including the Letter of Credit Liabilities, owing to, each Bank from time to time; (ii) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all interest, fees (including attorneys' fees and disbursements to the extent reimbursable hereunder), expenses, charges and other Obligations; and
(iii) all payments of Obligations made by the Company or for the Company's account. All entries in such books and records shall be made in accordance with the Administrative Agent's customary accounting practices as in effect from time to time. The Administrative Agent will render a quarterly statement to the Company detailing all relevant transactions for billing purposes. Each and every such statement shall be deemed final, binding and conclusive upon the Company in all respects as to all matters reflected therein (absent manifest error), unless the Company, within 15 days after the date such statement is rendered, delivers to the Administrative Agent written notice of any objections which the Company may have to any such statement. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by the Company. Notwithstanding the foregoing, the Administrative Agent's entries in the books and records evidencing Loans and other financial accommodations made from time to time shall be final, binding and conclusive upon the Company (absent manifest error) as to the existence and amount of the Obligations recorded in such books and records.

            (g) The Administrative Agent shall maintain at the applicable address for notices as determined in accordance with Section 12.02 hereof a copy of each Assignment and Acceptance delivered to and accepted by it and shall record in such books and records the names and addresses of each Bank and the Commitment of, and principal amount of the Loans owing to, such Bank from time to time. The Company, the Administrative Agent and the Banks may treat each Person whose name is so recorded as a Bank hereunder for all purposes of this Agreement.

            (h) If any Bank (or, if such Bank has participated any part of its Loans or Commitment, any of such Bank's participants) does not agree with a proposal of the Company for an amendment, waiver or consent in respect of an issue described in the penultimate sentence of Section 12.06(c) hereof, the Company may require that such Bank (and each of its participants, if any) transfer all of its right, title and interest under this Agreement, under the CMFRI Agreement and, if then in effect, under the New York/New Jersey Agreement and such Bank's Note issued hereunder, its note issued under the CMFRI Agreement and its note issued under the New York/New Jersey Agreement to any Person (a "Proposed Bank") identified by the Company who agrees to assume the obligations of such Bank for a consideration equal to the outstanding principal amount of such Bank's Loans, CMFRI Loans and New York/New Jersey Loans, together with interest thereon to the date of such transfer and all other amounts payable hereunder, under the CMFRI Agreement and, if then in effect, under the New York/New Jersey Agreement to such Bank on or prior to the date of such transfer (including any fees accrued hereunder and any amounts which would be payable under Section 5.05 hereof (or the equivalent provisions of the CMFRI Agreement and, if then in effect, the New York/New Jersey Agreement) as if all of such Bank's Loans, CMFRI Loans and New York/New Jersey Loans were being prepaid in full on such date. Subject to the execution and delivery of such instruments and agreements relating to such transfer as the Banks (including the Proposed Bank and such Bank) shall request, such Proposed Bank shall be a "Bank" for all purposes hereunder.

            (i) A Bank may furnish any information concerning the Company, any of its Subsidiaries or any of the New York/New Jersey Companies in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants).

            (j) Notwithstanding anything in the foregoing to the contrary, (x) each Bank may, without complying with any restrictions set forth in this Section 12.06, sell participations in or assign all or any part of its rights and obligations under such Bank's Commitment under this Agreement and the Notes to any affiliate of such Bank, provided that the Company shall consent to the choice of such affiliate, such consent not to be unreasonably withheld or delayed, and provided, however, that any participation or assignment made by such affiliate to a non-affiliate must be effected contemporaneously with its other affiliates such that the non-affiliate participant or assignee holds pro rata amounts of the Commitment, the CMFRI Commitment and, if the New York/New Jersey Agreement is then in effect, the New York/New Jersey Commitment as if such participation or assignment had been made by such Bank; and (y) each Bank may at any time, without complying with any restrictions set forth in this
Section 12.06, assign all or any portion of its rights under this Agreement and the Notes to a Federal Reserve Bank, provided that such assignment shall not release the Bank assignor from its obligations under this Agreement.

      Section 12.07 Survival. The obligations of the Company under Sections 5.01, 5.05, 5.06, 12.03 and 12.04 hereof shall survive the repayment of the Loans, the Reimbursement Obligations and the obligations of the Company in respect of Bank Letters of Credit and the expiration and termination of the Syndicated Letters of Credit and Bank Letters of Credit.

      Section 12.08 Senior Indebtedness. The Obligations (including, without limitation, the obligations of the Company and the Guarantors to pay, when due (whether at stated maturity, by acceleration or otherwise) the principal of and interest on the Loans to be made by the Banks to the Company pursuant to Section
2.01 hereof and the Obligations in respect of Syndicated Letters of Credit and Bank Letters of Credit issued pursuant to Section 2.03 hereof) and the obligations of the Company and the Restricted Subsidiaries with respect to Interest Swap Agreements shall constitute "Senior Indebtedness" as such term is defined in all documents to which the Company or any Restricted Subsidiary is a party.

      Section 12.09 Conditions to Effectiveness; Assignment. (a) This Agreement shall become effective on the first day (the "Effective Date") on which (i) this Agreement shall have been duly executed by the parties hereto and (ii) the conditions precedent to the initial extension of credit under Article VII hereof shall have been satisfied, at which time the 1996 Agreement shall be amended and restated by this Agreement. If no Effective Date shall occur, the 1996 Agreement shall remain in full force and effect.

            (b) Upon the Effective Date, each 1996 Bank shall be released from all duties and obligations under the 1996 Agreement and, except in the case of any Bank, shall have no further duties or obligations under this Agreement.

      Section 12.10 Liability of General Partners and Other Persons. No general partner of any Restricted Subsidiary that is a partnership, joint venture or joint adventure shall have any personal liability in respect of such Restricted Subsidiary's obligation under this Agreement or the Notes by reason of his, her or its status as such general partner. In addition, no limited partner, officer, employee, director, stockholder or other holder of an ownership interest of or in the Company or any Restricted Subsidiary or any partnership, corporation or other entity which is a stockholder or other holder of an ownership interest of or in the Company or any Restricted Subsidiary shall have any personal liability in respect of such obligations by reason of his, her or its status as such limited partner, officer, employee, director, stockholder or holder.

      Section 12.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

      Section 12.12 Waiver. THE COMPANY, THE RESTRICTED SUBSIDIARIES, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH ANY OF THEM IS A PARTY INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, THE NOTES OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

      Section 12.13 Entire Agreement. This Agreement, the Notes and the letter referred to in Section 7.01(j) hereof embody the entire agreement among the Company, the Restricted Subsidiaries and the Banks and supersede all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

      Section 12.14 Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York.

      Section 12.15 Captions, Etc. Captions, section headings and the table of contents appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

      Section 12.16 Acceptance of Release of Rights of Guarantors. The Company hereby accepts the release effected by Article VI and agrees not to restore or attempt to restore any of the rights thereby released.

      Section 12.17 Authorization of Third Parties to Deliver Information and Discuss Affairs. The Company hereby confirms that it has authorized and directed each Person whose preparation or delivery to the Administrative Agent or the Banks of any opinion, report or other information is a condition or covenant under this Agreement (including under Article VII and Article IX) to so prepare or deliver such opinions, reports or other information for the benefit of the Administrative Agent and the Banks. The Company agrees to confirm such authorizations and directions provided for in this Section 12.17 from time to time as may be requested by the Administrative Agent.

      Section 12.18 Acknowledgement. The Company hereby acknowledges that neither the Administrative Agent nor any Bank has any fiduciary relationship with or fiduciary duty to the Company arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the Banks, on the one hand, and the Company, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                             CSC HOLDINGS, INC.,
                               for itself and as General Partner of Cablevision Finance Limited Partnership

                            By
                              --------------------------------------------------
                               Name:
                               Title:

                            CABLEVISION OF CONNECTICUT CORPORATION

                            CABLEVISION AREA 9 CORPORATION

                            CABLEVISION FAIRFIELD CORPORATION

                            COMMUNICATIONS DEVELOPMENT CORPORATION

                            CABLEVISION OF MICHIGAN, INC.

                            CABLEVISION SYSTEMS DUTCHESS CORPORATION

                            CABLEVISION SYSTEMS EAST HAMPTON CORPORATION

                            CABLEVISION SYSTEMS GREAT NECK CORPORATION

                            CABLEVISION SYSTEMS HUNTINGTON CORPORATION

                            CABLEVISION SYSTEMS ISLIP CORPORATION

                            CABLEVISION SYSTEMS LONG ISLAND CORPORATION

                            CABLEVISION SYSTEMS SUFFOLK CORPORATION

       Sixth Amended and Restated Credit Agreement for CSC Holdings, Inc.

                            CABLEVISION SYSTEMS WESTCHESTER CORPORATION

                            CABLEVISION OF CLEVELAND G.P., INC., for
                               itself and as General Partner of
                               Cablevision of Cleveland, L.P.

                            CABLEVISION OF CLEVELAND L.P., INC.

                            3300 LAKESIDE CORPORATION

                            V CABLE, INC.

                            VC HOLDING, INC.

                            ARSENAL MSUB 7, INC.

                            TELERAMA, INC.

                            CABLEVISION OF THE MIDWEST HOLDING CO., INC.

                            CABLEVISION OF THE MIDWEST, INC., for itself
                               and as General Partner of Complexicable of Cuyahoga Valley, Ltd.

                            CABLEVISION SYSTEMS OHIO INVESTMENT
                               CORPORATION, for itself and as General
                               Partner of each of Ohio Cablevision
                               Investors, Ltd., Cablevision of Ohio,
                               Ltd.,Cablevision of Geauga County, Space
                               Cable of Ohio, Ltd. and Space Cable of
                               Strongsville, Ltd.

                            SHAMROCK CABLE CORPORATION, for itself and as
                               General Partner of each of Shamrock
                               Cleveland Cablevision, L.P., Shamrock
                               Cuyahoga County Cablevision Associates,
                               L.P. and Shamrock Ohio Cablevision
                               Associates, L.P.

                            CSC ACQUISITION CORPORATION

       Sixth Amended and Restated Credit Agreement for CSC Holdings, Inc.

                            CSC ACQUISITION - NY, INC.

                            CSC ACQUISITION - MA, INC.

                            A-R CABLE SERVICES - NY, INC.

                            CABLEVISION LIGHTPATH, INC.

                            CABLEVISION FINANCE CORPORATION

                            CABLEVISION OF BOSTON, INC.

                            CABLEVISION OF BROOKLINE, INC.

                            CABLEVISION SYSTEMS BROOKLINE CORPORATION,
                               for itself and as Managing General Partner of Cablevision of Brookline, L.P.

                            ARSENAL MSUB 2, INC.

                            PETRA CABLEVISION CORPORATION

                            SUFFOLK CABLE CORPORATION

                            SAMSON CABLEVISION CORP.

                            SUFFOLK CABLE OF SMITHTOWN, INC.

                            SUFFOLK CABLE OF SHELTER ISLAND, INC.

                            NYCGP CORP., for itself and as General
                               Partner of Cablevision of New York City -
                               Master L.P.

                            NYC LP CORP.

                            CABLEVISION SYSTEMS NEW YORK CITY
                               CORPORATION, for itself and as Corporate
                               General Partner of Cablevision of New York
                               City - Phase I L.P.

       Sixth Amended and Restated Credit Agreement for CSC Holdings, Inc.

                            CABLE SCIENCE CORPORATION

                            A-R CABLE INVESTMENTS, INC.

                            FRAMINGHAM HOLDINGS, INC.

                            CABLEVISION OF FRAMINGHAM HOLDINGS, INC.

                            CABLEVISION OF FRAMINGHAM, INC.

                            CABLEVISION OF NASHOBA HOLDINGS, INC.

                            WP NASHOBA CABLE, INC.

                            CABLEVISION OF NASHOBA, INC.,
                               for itself and as General Partner of A-R
                               Cable Partners

                            By
                              --------------------------------------------------
                               Name:
                               Title:

                                      of each of the above-named fifty
                                       corporations

                            CABLEVISION FINANCE LIMITED PARTNERSHIP

                            By CSC Holdings, Inc.,
                                     as General Partner

                            CABLEVISION OF BROOKLINE, L.P.

                            By Cablevision Systems Brookline
                               Corporation, as Managing General
                               Partner

                            CABLEVISION OF NEW YORK CITY - MASTER L.P.

                            By NYC GP Corp., as General Partner

       Sixth Amended and Restated Credit Agreement for CSC Holdings, Inc.

                            CABLEVISION OF NEW YORK CITY - PHASE I L.P.

                            By Cablevision Systems New York
                               City Corporation, as Corporate
                               General Partner

                            A-R CABLE PARTNERS

                            By Cablevision of Nashoba, Inc., as General Partner

                            CABLEVISION OF CLEVELAND, L.P.

                            By Cablevision of Cleveland G.P., Inc., as General
                               Partner

                            COMPLEXICABLE OF CUYAHOGA VALLEY, LTD.

                            By Cablevision of the Midwest, Inc., as General
                               Partner

                            OHIO CABLEVISION INVESTORS, LTD.

                            By Cablevision Systems Ohio Investment Corporation,
                               as General Partner

                            CABLEVISION OF OHIO, LTD.

                            By Cablevision Systems Ohio Investment Corporation,
                               as General Partner

                            CABLEVISION OF GEAUGA COUNTY

                            By Cablevision Systems Ohio Investment Corporation,
                               as General Partner

                            SPACE CABLE OF OHIO, LTD.

                            By Cablevision Systems Ohio Investment Corporation,
                               as General Partner

       Sixth Amended and Restated Credit Agreement for CSC Holdings, Inc.

                            SPACE CABLE OF STRONGSVILLE, LTD.

                            By Cablevision Systems Ohio Investment Corporation,
                               as General Partner

                            SHAMROCK CLEVELAND CABLEVISION, L.P.

                            By Shamrock Cable Corporation, as General Partner

                            SHAMROCK CUYAHOGA COUNTY CABLEVISION ASSOCIATES,
                               L.P.

                            By Shamrock Cable Corporation, as General Partner

                            SHAMROCK OHIO CABLEVISION ASSOCIATES, L.P.

                            By Shamrock Cable Corporation, as General Partner

       Sixth Amended and Restated Credit Agreement for CSC Holdings, Inc.

Commitment

$112,500,000                        TORONTO DOMINION (TEXAS), INC., as Arranging
                                       Agent, Administrative Agent and Bank

                                    By
                                       -----------------------------------------
                                        Name:
                                        Title:

                                    THE BANK OF NEW YORK, as Managing
                                        Agent

                                    By
                                       -----------------------------------------
                                        Name:
                                        Title:

$87,500,000                         THE BANK OF NEW YORK COMPANY, INC.,
                                        as Bank

                                    By
                                       -----------------------------------------
                                        Name:
                                        Title:

$87,500,000                         THE BANK OF NOVA SCOTIA, as Bank and
                                         Managing Agent

                                    By
                                       -----------------------------------------
                                        Name:
                                        Title:

$87,500,000                         THE CANADIAN IMPERIAL BANK OF COMMERCE,
                                        as Bank, Managing Agent and
                                        Co-Syndication Agent

                                    By
                                       -----------------------------------------
                                        Name:
                                        Title:

       Sixth Amended and Restated Credit Agreement for CSC Holdings, Inc.

Commitment

$87,500,000                         NATIONSBANK, N.A., as Bank,
                                        Managing Agent and Co-Syndication Agent

                                    By
                                       -----------------------------------------
                                        Name:
                                        Title:

$87,500,000                         THE CHASE MANHATTAN BANK, as Bank,
                                        Managing Agent and Co-Syndication Agent

                                    By
                                       -----------------------------------------
                                        Name:
                                        Title:

$70,000,000                         BANK OF MONTREAL, CHICAGO BRANCH,
                                        as Bank and Agent

                                    By
                                       -----------------------------------------
                                        Name:
                                        Title:

$70,000,000                         BARCLAYS BANK PLC, as Bank and Agent

                                    By
                                       -----------------------------------------
                                        Name:
                                        Title:

$70,000,000                         FLEET BANK, N.A., as Bank and Agent

                                    By
                                       -----------------------------------------
                                        Name:
                                        Title:

       Sixth Amended and Restated Credit Agreement for CSC Holdings, Inc.

Commitment

$70,000,000                         ROYAL BANK OF CANADA, as Bank and Agent

                                    By
                                       -----------------------------------------
                                        Name:
                                        Title:

$57,500,000                         MELLON BANK, N.A., as Bank and Co-Agent

                                    By
                                       -----------------------------------------
                                        Name:
                                        Title:

$50,000,000                         BANKBOSTON, N.A., as Bank and Co-Agent

                                    By
                                       -----------------------------------------
                                        Name:
                                        Title:

$50,000,000                         BANQUE PARIBAS, as Bank and Co-Agent

                                    By
                                       -----------------------------------------
                                        Name:
                                        Title:

                                    By
                                       -----------------------------------------
                                        Name:
                                        Title:

       Sixth Amended and Restated Credit Agreement for CSC Holdings, Inc.

Commitment

$50,000,000                         CREDIT LYONNAIS, as Bank and Co-Agent

                                    By
                                       -----------------------------------------
                                        Name:
                                        Title:

$50,000,000                         THE FIRST NATIONAL BANK OF CHICAGO,
                                        as Bank and Co-Agent

                                    By
                                       -----------------------------------------
                                        Name:
                                        Title:

$50,000,000                         SOCIETE GENERALE, NEW YORK BRANCH, as Bank
                                        and Co-Agent,

                                    By
                                       -----------------------------------------
                                        Name:
                                        Title:

$37,500,000                         FIRST UNION NATIONAL BANK

                                    By
                                       -----------------------------------------
                                        Name:
                                        Title:

$37,500,000                         PNC BANK, NATIONAL ASSOCIATION

                                    By
                                       -----------------------------------------
                                        Name:
                                        Title:

       Sixth Amended and Restated Credit Agreement for CSC Holdings, Inc.

Commitment

$25,000,000                         ABN AMRO BANK N.V.

                                    By
                                       -----------------------------------------
                                        Name:
                                        Title:

                                    By
                                       -----------------------------------------
                                        Name:
                                        Title:

$25,000,000                         COMPAGNIE FINANCIERE DE CIC ET DE L'UNION
                                      EUROPEENNE

                                    By
                                       -----------------------------------------
                                        Name:
                                        Title:

                                    By
                                       -----------------------------------------
                                        Name:
                                        Title:

$25,000,000                         UNION BANK OF CALIFORNIA, N.A.

                                    By
                                       -----------------------------------------
                                        Name:
                                        Title:

$12,500,000                         BANK OF HAWAII

                                    By
                                       -----------------------------------------
                                        Name:
                                        Title:

       Sixth Amended and Restated Credit Agreement for CSC Holdings, Inc.

Commitment

$12,500,000                         BANQUE FRANCAISE DU COMMERCE EXTERIEUER

                                    By
                                       -----------------------------------------
                                        Name:
                                        Title:

$12,500,000                         THE DAI-ICHI KANGYO BANK, LTD.

                                    By
                                       -----------------------------------------
                                        Name:
                                        Title:

$12,500,000                         DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN
                                      BRANCHES

                                    By
                                       -----------------------------------------
                                        Name:
                                        Title:

$12,500,000                         THE FUJI BANK LIMITED, NEW YORK BRANCH

                                    By
                                       -----------------------------------------
                                        Name:
                                        Title:

$12,500,000                         GENERAL ELECTRIC CREDIT CORPORATION

                                    By
                                       -----------------------------------------
                                        Name:
                                        Title:

       Sixth Amended and Restated Credit Agreement for CSC Holdings, Inc.

Commitment

$12,500,000                         THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED

                                    By
                                       -----------------------------------------
                                        Name:
                                        Title:

$12,500,000                         THE SUMITOMO BANK, LIMITED

                                    By
                                       -----------------------------------------
                                        Name:
                                        Title:

                                    By
                                       -----------------------------------------
                                        Name:
                                        Title:

$12,500,000                         SUMMIT BANK

                                    By
                                       -----------------------------------------
                                        Name:
                                        Title:

-----------------
$1,400,000,000.00

       Sixth Amended and Restated Credit Agreement for CSC Holdings, Inc.